Exhibit 99.6

Estimates

Fiscal Year Ending March 31, 2023

BRITISH COLUMBIA

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2022/23. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2021/22 fiscal year for comparative purposes.

For core government – viz. the CRF – the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improves the cost of living for families; makes investments in health care, education, transportation, and other priorities; and provides a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia's budget website at https://www.bcbudget.gov.bc.ca/.

The 2022/23 Estimates are composed of three separate sections:

1.	Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.	Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.	Summary — summarizes total voted and statutory expense, capital, and other financing transactions.
2.	Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.
3.	Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.
4.	Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.
5.	Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.	Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2021/22 main Estimates to the restated 2021/22 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on the CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation – voted or statutory.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business or the Summary by Vote; and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally include inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen's Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write- off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosures in the Summary by Core Business and the Summary by Vote only add External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board – in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of costs in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These costs are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures – Schedule C

These expenditures reflect the acquisition cost of tangible capital assets. While the initial expenditure is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements – Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities – Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of programs or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.	Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2022/23 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2020/21 Public Accounts on the Ministry of Finance website at: https://www2.gov.bc.ca/gov/content/governments/finances/public-accounts.

Adoption of the Public Sector Accounting Standards PS3280, Asset Retirement Obligations; PS3450, Financial Instruments; PS3041 Portfolio Investments; PS2601 Foreign Currency Translation; and PS1201 Financial Statement Presentation — A new accounting standard for recognizing obligations associated with the retirement of tangible capital assets and a suite of new accounting standards related to financial instruments are effective beginning in the 2022/23 fiscal year. The financial impact of these new standards will be reported for the first time in the Public Accounts for the fiscal year ending March 31, 2023.

2.	Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the Province as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.	Consolidation — The 2022/23 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2022/23 Estimates

For comparative purposes, the 2021/22 Estimates and Updated Forecast amounts have been restated to be consistent with the 2022/23 Estimates presentation. These restatements reflect the government reorganizations since the 2021/22 Estimates were presented to the Legislative Assembly on April 20, 2021; incorporate a number of inter-ministry transfers and/or changes; and adjust expenses for presentation changes. As well, the restated 2021/22 amounts reflect the following changes:

Presentation of the Ministry of Advanced Education and Skills Training

A portion of the federal funding to the Province for Employment Insurance eligible programming was previously reported to the Consolidated Revenue Fund (CRF) as revenue. The funding has now been consolidated into the ministry as a recovery-to- vote. As a result, CRF revenue and the ministry net operating expenses have both been reduced by $15 million, with no impact to the fiscal plan. This change only affects CRF revenue and expense; in the summary financial statements all external recoveries are included in total revenue, and expenses are shown at gross amounts.

Presentation of the Ministry of Transportation and Infrastructure

The federal government provides the Province with a subsidy for coastal ferry services that was previously reported to the Consolidated Revenue Fund (CRF) as revenue. The subsidy has now been consolidated into the ministry as a recovery-to-vote. As a result, CRF revenue and the ministry net operating expenses have both been reduced by $32.826 million, with no impact to the fiscal plan. This change only affects CRF revenue and expense; in the summary financial statements all external recoveries are included in total revenue, and expenses are shown at gross amounts.

A reconciliation of the restated General Fund operating expenses and capital expenditures is presented in Schedule A.

ESTIMATES, 22/23

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates 2021/22	Updated Forecast 2021/22		Estimates 2022/23
		Financial Assets[2]
2,306,000	3,289,000	Cash and temporary investments	2,690,000
6,380,000	7,503,000	Receivables and inventories for resale	7,739,000
7,471,000	8,245,000	Loans and other investments	9,801,000
522,000	513,000	Sinking Funds	529,000
9,332,000	12,529,000	Equity in self-supported Crown corporations	13,603,000
29,005,000	27,540,000	Financed assets of self-supported Crown corporations [3]	29,692,000
55,016,000	59,619,000	Total Financial Assets	64,054,000

		Liabilities
12,712,000	13,506,000	Accounts payable and accrued liabilities	14,664,000
12,062,000	12,956,000	Deferred revenue	14,310,000
24,774,000	26,462,000		28,974,000
		Debt
101,880,000	90,545,000	Total provincial debt	104,431,000
522,000	513,000	Add: Debt offset by sinking funds	529,000
(1,238,000)	(1,278,000)	Less: Guarantees and non-guaranteed debt	(1,269,000)
101,164,000	89,780,000	Financial statement debt before forecast allowance	103,691,000
1,000,000	1,000,000	Forecast allowance	1,000,000
102,164,000	90,780,000	Total Debt [4]	104,691,000
126,938,000	117,242,000	Total Liabilities	133,665,000
(71,922,000)	(57,623,000)	Net Liabilities	(69,611,000)

		Non-Financial Assets[2]
59,566,000	57,319,000	Investment in capital assets (net) [5]	63,785,000
2,063,000	2,126,000	Restricted assets	2,192,000
837,000	1,215,000	Other assets	1,220,000
62,466,000	60,660,000	Total Non-Financial Assets	67,197,000
(9,456,000)	3,037,000	Accumulated Surplus (Deficit)	(2,414,000)

[1]	Figures have been rounded to the nearest million.

[2]	Includes assets not available to meet the government's general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

[3]	Includes loans to Crown corporations for the purchase of capital assets.

[4]	Under generally accepted accounting principles, total debt includes sinking funds and forecast allowance, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

[5]	Investment in capital assets is reported net of amortization.

ESTIMATES, 22/23

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates 2021/22	Updated Forecast 2021/22		Estimates 2022/23
58,929,000	70,220,000	Total Revenue	68,552,000
67,627,000	69,703,000	Total Expense	73,013,000
(8,698,000)	517,000	Surplus (Deficit) before forecast allowance	(4,461,000)
(1,000,000)	(1,000,000)	Forecast allowance	(1,000,000)
(9,698,000)	(483,000)	Surplus (Deficit)	(5,461,000)
(38,000)	2,525,000	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	2,042,000
(9,736,000)	2,042,000	Accumulated surplus (deficit) before comprehensive income	(3,419,000)
280,000	995,000	Accumulated comprehensive income of self-supported Crown corporations	1,005,000
(9,456,000)	3,037,000	Accumulated Surplus (Deficit), end of year	(2,414,000)

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates 2021/22	Updated Forecast 2021/22		Estimates 2022/23
8,698,000	(517,000)	(Surplus) Deficit before forecast allowance [2]	4,461,000
(2,633,000)	(2,619,000)	Adjustment for non-cash items [3]	(2,813,000)
894,000	2,593,000	Self-supported Crown corporation retained earnings for the year [4]	1,064,000
(876,000)	(771,000)	(Increase) decrease in deferred revenue	(1,354,000)
(240,000)	(244,000)	Increase (decrease) in restricted and other assets	71,000
(3,114,000)	(3,808,000)	Working capital changes (net)	(396,000)
2,729,000	(5,366,000)	Operating Requirement (Repayment)	1,033,000
472,000	472,000	Loans, investments and other requirements (Schedule D)	431,000
28,000	21,000	Increase (decrease) in debt sinking fund balances	16,000
500,000	493,000	Investing Requirement (Repayment)	447,000
8,479,000	7,157,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	9,279,000
2,751,000	1,239,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,152,000
11,230,000	8,396,000	Financing Requirement	11,431,000

1,000,000	1,000,000	Forecast allowance	1,000,000

15,459,000	4,523,000	Net increase (decrease) in total debt	13,911,000
86,705,000	86,257,000	Total debt, beginning of year	90,780,000
102,164,000	90,780,000	Total Debt, end of year	104,691,000

[1]	Figures have been rounded to the nearest million.

[2]	For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

[3]	These adjustments include amortization of capital assets and valuation adjustments.

[4]	Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 22/23

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates 2021/22	Updated Forecast 2021/22		Estimates 2022/23
		Taxation Revenue
11,170,000	13,680,000	Personal income	12,848,000
3,409,000	5,064,000	Corporate income	5,501,000
1,923,000	2,130,000	Employer health	2,257,000
7,872,000	8,441,000	Sales [2]	9,009,000
983,000	1,039,000	Fuel	1,051,000
1,985,000	2,048,000	Carbon	2,311,000
780,000	740,000	Tobacco	760,000
2,970,000	3,020,000	Property	3,173,000
1,975,000	3,250,000	Property transfer	2,500,000
715,000	640,000	Insurance premium	660,000
33,782,000	40,052,000	Total Taxation Revenue	40,070,000
		Natural Resource Revenue
286,000	749,000	Natural gas royalties	911,000
1,204,000	1,847,000	Forests	1,121,000
1,042,000	1,527,000	Other natural resources	1,355,000
2,532,000	4,123,000	Total Natural Resource Revenue	3,387,000
		Other Revenue
4,637,000	4,724,000	Fees and licences	4,886,000
1,174,000	1,369,000	Investment earnings	1,298,000
3,409,000	3,457,000	Miscellaneous [3]	3,807,000
9,220,000	9,550,000	Total Other Revenue	9,991,000
		Contributions from the Federal Government
7,939,000	8,534,000	Health and social transfers	8,363,000
175,000	322,000	COVID-19 related funding	40,000
2,416,000	2,626,000	Other federal government contributions [4]	2,937,000
10,530,000	11,482,000	Total Contributions from the Federal Government	11,340,000
		Self-supported Crown Corporations
712,000	681,000	British Columbia Hydro and Power Authority	712,000
1,099,000	1,153,000	Liquor Distribution Branch	1,166,000
771,000	1,129,000	British Columbia Lottery Corporation [5]	1,415,000
154,000	1,904,000	Insurance Corporation of British Columbia	327,000
129,000	146,000	Other [6]	144,000
2,865,000	5,013,000	Net Earnings of Self-supported Crown Corporations	3,764,000
58,929,000	70,220,000	Total Revenue	68,552,000

[1]	Figures have been rounded to the nearest million.

[2]	Includes provincial sales tax and HST/PST housing transition tax related to prior years.

[3]	Includes reimbursements for health care and other services provided to external agencies, and other recoveries.

[4]	Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

[5]	Net of payments to the federal government and payments under the gaming revenue sharing agreement with First Nations.

[6]	Includes Columbia Power Corporation, BC Railway Company, Columbia Basin power projects, and other agencies' self-supported subsidiaries.

ESTIMATES, 22/23

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates[2] 2021/22	Updated Forecast 2021/22		Estimates 2022/23
		Health
5,589,000	5,589,000	Medical Services Plan	6,111,000
1,620,000	1,620,000	Pharmacare	1,664,000
17,926,000	18,067,000	Regional services	18,839,000
971,000	992,000	Other healthcare expenses	1,071,000
26,106,000	26,268,000	Total Health	27,685,000
		Education
8,059,000	8,059,000	Elementary and secondary	8,332,000
7,293,000	7,563,000	Post-secondary	7,887,000
453,000	439,000	Other education expenses	454,000
15,805,000	16,061,000	Total Education	16,673,000
		Social Services
2,885,000	2,887,000	Social assistance	2,964,000
2,512,000	2,583,000	Child welfare	3,082,000
370,000	370,000	Low income tax credit transfers	413,000
1,405,000	1,402,000	Community living and other services	1,457,000
7,172,000	7,242,000	Total Social Services	7,916,000

1,935,000	2,454,000	Protection of persons and property	2,479,000
2,336,000	2,373,000	Transportation	2,454,000
3,467,000	4,008,000	Natural resources and economic development	3,748,000
2,218,000	2,446,000	Other	2,636,000
1,000,000	1,000,000	Contingencies	2,848,000
3,250,000	3,250,000	Pandemic and Recovery Contingencies	2,000,000
1,531,000	1,905,000	General government	1,648,000
2,807,000	2,696,000	Debt servicing	2,926,000

67,627,000	69,703,000	Total Expense	73,013,000

[1]	Figures have been rounded to the nearest million.

[2]	The 2021/22 Estimates amounts have been restated to be consistent with the 2022/23 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

ESTIMATES, 22/23

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2] 2021/22	Updated Forecast[2] 2021/22		Estimates 2022/23
86,062	86,062	Legislative Assembly	91,983
84,630	84,630	Officers of the Legislature	87,077
14,678	14,678	Office of the Premier	14,692
2,576,941	2,576,941	Ministry of Advanced Education and Skills Training	2,612,688
98,989	98,989	Ministry of Agriculture and Food	107,021
1,272,501	1,272,501	Ministry of Attorney General	1,374,030
1,661,408	1,661,408	Ministry of Children and Family Development	1,742,045
604,304	604,304	Ministry of Citizens' Services	656,645
7,844,630	7,844,630	Ministry of Education and Child Care	8,217,449
108,112	108,112	Ministry of Energy, Mines and Low Carbon Innovation	111,959
285,555	312,705	Ministry of Environment and Climate Change Strategy	367,946
989,825	1,398,666	Ministry of Finance	1,221,177
787,674	1,453,144	Ministry of Forests	832,516
23,882,220	23,882,220	Ministry of Health	25,455,895
177,409	177,409	Ministry of Indigenous Relations and Reconciliation	177,919
106,971	106,971	Ministry of Jobs, Economic Recovery and Innovation	110,926
17,374	17,374	Ministry of Labour	17,423
82,008	82,008	Ministry of Land, Water and Resource Stewardship	92,008
21,381	21,381	Ministry of Mental Health and Addictions	24,602
308,338	308,338	Ministry of Municipal Affairs	259,814
900,858	1,422,706	Ministry of Public Safety and Solicitor General	1,393,726
4,360,434	4,360,434	Ministry of Social Development and Poverty Reduction	4,456,033
171,130	171,130	Ministry of Tourism, Arts, Culture and Sport	173,385
916,122	916,122	Ministry of Transportation and Infrastructure	955,980
1,339,774	1,285,275	Management of Public Funds and Debt	1,378,388
9,572,846	8,694,862	Other Appropriations	10,631,673
58,272,174	58,963,000	Total Appropriations	62,565,000
(14,000)	(15,000)	Elimination of transactions between appropriations [3]	(17,000)
—	(13,000)	Reversal of prior year over accruals	—
58,258,174	58,935,000	Consolidated Revenue Fund Expense	62,548,000
3,582,826	3,864,000	Expenses recovered from external entities [4]	4,011,000
(33,682,000)	(35,303,000)	Grants to service delivery agencies and other internal transfers [5]	(35,863,000)
28,159,000	27,496,000	Ministries and special offices program expense	30,696,000
		Service delivery agency expense [6]
7,482,000	7,484,000	School districts	7,733,000
7,007,000	7,324,000	Post-secondary institutions	7,682,000
18,271,000	20,675,000	Health authorities and hospital societies	19,644,000
6,708,000	6,724,000	Other service delivery agencies	7,258,000
39,468,000	42,207,000	Service delivery agency expense	42,317,000
67,627,000	69,703,000	Total Expense	73,013,000

[1]	Figures, other than appropriations, have been rounded to the nearest million.

[2]	The 2021/22 Estimates and Updated Forecast amounts have been restated to be consistent with the 2022/23 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

[4]	Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

[5]	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

[6]	See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Legislative Assembly
86,062	1	Legislative Assembly	91,983
86,062		Total Voted Appropriations	91,983
86,062		Total Appropriations	91,983

		Officers of the Legislature
20,082	2	Auditor General	20,815
738	3	Conflict of Interest Commissioner	754
21,126	4	Elections BC	18,416
6,815	5	Human Rights Commissioner	6,809
7,589	6	Information and Privacy Commissioner	9,096
1,377	7	Merit Commissioner	1,641
10,802	8	Ombudsperson	11,580
5,460	9	Police Complaint Commissioner	6,984
10,641	10	Representative for Children and Youth	10,982
84,630		Total Voted Appropriations	87,077
84,630		Total Appropriations	87,077

		Office of the Premier
14,678	11	Office of the Premier	14,692
14,678		Total Voted Appropriations	14,692
14,678		Total Appropriations	14,692

		Ministry of Advanced Education and Skills Training
2,576,941	12	Ministry Operations	2,612,688
2,576,941		Total Voted Appropriations	2,612,688
2,576,941		Total Appropriations	2,612,688

		Ministry of Agriculture and Food
80,788	13	Ministry Operations	88,820
5,001	14	Agricultural Land Commission	5,001
85,789		Total Voted Appropriations	93,821

23,200	(S)	Production Insurance Account	23,200
(10,000)		Less: Transfer from Ministry Operations Vote	(10,000)
13,200		Total Statutory Appropriations	13,200
98,989		Total Appropriations	107,021

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Ministry of Attorney General
554,901	15	Ministry Operations	581,587
89,547	16	Judiciary	92,325
24,500	17	Crown Proceeding Act	24,500
9,093	18	Independent Investigations Office	9,093
576,465	19	Housing	652,791
1,254,506		Total Voted Appropriations	1,360,296

12,884	(S)	Housing Endowment Fund special account	12,884
10,756	(S)	Public Guardian and Trustee Operating Account	10,763
(10,756)		Less: Transfer from Ministry Operations Vote	(10,763)
5,111		Public Inquiry Act	850
17,995		Total Statutory Appropriations	13,734
1,272,501		Total Appropriations	1,374,030

		Ministry of Children and Family Development
1,661,408	20	Ministry Operations	1,742,045
1,661,408		Total Voted Appropriations	1,742,045
1,661,408		Total Appropriations	1,742,045

		Ministry of Citizens' Services
604,304	21	Ministry Operations	656,645
604,304		Total Voted Appropriations	656,645
604,304		Total Appropriations	656,645

		Ministry of Education and Child Care
7,806,089	22	Ministry Operations	8,178,585
7,806,089		Total Voted Appropriations	8,178,585

30,001	(S)	British Columbia Training and Education Savings Program special account	30,001
8,540	(S)	Teachers Act Special Account	8,863
38,541		Total Statutory Appropriations	38,864
7,844,630		Total Appropriations	8,217,449

		Ministry of Energy, Mines and Low Carbon Innovation
100,009	23	Ministry Operations	109,556
100,009		Total Voted Appropriations	109,556

8,103	(S)	Innovative Clean Energy Fund special account	2,403
8,103		Total Statutory Appropriations	2,403
108,112		Total Appropriations	111,959

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Ministry of Environment and Climate Change Strategy
234,298	24	Ministry Operations	312,344
15,322	25	Environmental Assessment Office	15,367
249,620		Total Voted Appropriations	327,711

9,800	(S)	Park Enhancement Fund special account	9,800
26,135	(S)	Sustainable Environment Fund	30,435
35,935		Total Statutory Appropriations	40,235
285,555		Total Appropriations	367,946

		Ministry of Finance
307,466	26	Ministry Operations	318,847
28,338	27	Government Communications and Public Engagement	28,338
59,507	28	BC Public Service Agency	59,628
1	29	Benefits and Other Employment Costs	1
395,312		Total Voted Appropriations	406,814

565,110	(S)	Housing Priority Initiatives special account	785,738
4,630	(S)	Insurance and Risk Management Account	4,630
69,150	(S)	Long Term Disability Fund special account	68,675
(44,387)		Less: Transfer from Ministry Operations Vote	(44,690)
10	(S)	Provincial Home Acquisition Wind Up special account	10
594,513		Total Statutory Appropriations	814,363
989,825		Total Appropriations	1,221,177

		Ministry of Forests
417,528	30	Ministry Operations	430,989
136,310	31	Fire Management	194,285
553,838		Total Voted Appropriations	625,274

233,816	(S)	BC Timber Sales Account	206,742
20	(S)	Crown Land special account	500
—	(S)	Forest Stand Management Fund	—
233,836		Total Statutory Appropriations	207,242
787,674		Total Appropriations	832,516

		Ministry of Health
23,734,970	32	Ministry Operations	25,308,645
23,734,970		Total Voted Appropriations	25,308,645

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
23,882,220		Total Appropriations	25,455,895

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Ministry of Indigenous Relations and Reconciliation
49,436	33	Ministry Operations	49,815
117,063	34	Treaty and Other Agreements Funding	115,629
—	35	Declaration Act Secretariat	3,213
166,499		Total Voted Appropriations	168,657

1,642	(S)	First Citizens Fund	1,686
9,268	(S)	First Nations Clean Energy Business Fund special account	7,576
10,910		Total Statutory Appropriations	9,262
177,409		Total Appropriations	177,919

		Ministry of Jobs, Economic Recovery and Innovation
106,471	36	Ministry Operations	110,426
106,471		Total Voted Appropriations	110,426

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
106,971		Total Appropriations	110,926

		Ministry of Labour
17,374	37	Ministry Operations	17,423
17,374		Total Voted Appropriations	17,423
17,374		Total Appropriations	17,423

		Ministry of Land, Water and Resource Stewardship
82,008	38	Ministry Operations	92,008
82,008		Total Voted Appropriations	92,008
82,008		Total Appropriations	92,008

		Ministry of Mental Health and Addictions
21,381	39	Ministry Operations	24,602
21,381		Total Voted Appropriations	24,602
21,381		Total Appropriations	24,602

		Ministry of Municipal Affairs
297,670	40	Ministry Operations	247,545
297,670		Total Voted Appropriations	247,545

10,668	(S)	University Endowment Lands Administration Account	12,269
10,668		Total Statutory Appropriations	12,269
308,338		Total Appropriations	259,814

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Ministry of Public Safety and Solicitor General
849,613	41	Ministry Operations	942,252
36,420	42	Emergency Program Act	436,420
886,033		Total Voted Appropriations	1,378,672

40	(S)	Civil Forfeiture Account	269
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
14,825		Total Statutory Appropriations	15,054
900,858		Total Appropriations	1,393,726

		Ministry of Social Development and Poverty Reduction
4,360,434	43	Ministry Operations	4,456,033
4,360,434		Total Voted Appropriations	4,456,033
4,360,434		Total Appropriations	4,456,033

		Ministry of Tourism, Arts, Culture and Sport
165,700	44	Ministry Operations	167,955
165,700		Total Voted Appropriations	167,955

4,230	(S)	BC Arts and Culture Endowment special account	4,230
1,200	(S)	Physical Fitness and Amateur Sports Fund	1,200
5,430		Total Statutory Appropriations	5,430
171,130		Total Appropriations	173,385

		Ministry of Transportation and Infrastructure
916,122	45	Ministry Operations	955,980
916,122		Total Voted Appropriations	955,980
916,122		Total Appropriations	955,980

		Management of Public Funds and Debt
1,339,774	46	Management of Public Funds and Debt	1,378,388
1,339,774		Total Voted Appropriations	1,378,388
1,339,774		Total Appropriations	1,378,388

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.

[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 22/23

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2021/22	Vote No. [2]		Estimates 2022/23
		Other Appropriations
4,250,000	47	Contingencies (All Ministries) and New Programs	4,848,000
3,447,983	48	Capital Funding	3,733,581
1	49	Commissions on Collection of Public Funds	1
1	50	Allowances for Doubtful Revenue Accounts	1
1,871,000	51	Tax Transfers	2,044,000
—	52	Electoral Boundaries Commission	2,194
3,861	53	Forest Practices Board	3,896
9,572,846		Total Voted Appropriations	10,631,673

9,572,846		Total Appropriations	10,631,673

		Summary
57,140,468		Total Voted Appropriations	61,245,194
1,131,706		Total Statutory Appropriations	1,319,806
58,272,174		Total Appropriations	62,565,000

[1]	For comparison purposes, amounts shown for 2021/22 Estimates have been restated to be consistent with the presentation of the 2022/23 Estimates. Schedule A presents a reconciliation of the restated General Fund operating expenses and capital expenditures.
[2]	An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education and Skills Training

Ministry of Agriculture and Food

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education and Child Care

Ministry of Energy, Mines and Low Carbon Innovation

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests

Ministry of Health

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Economic Recovery and Innovation

Ministry of Labour

Ministry of Land, Water and Resource Stewardship

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts, Culture and Sport

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	86,062	91,983

OPERATING EXPENSES	86,062	91,983
CAPITAL EXPENDITURES [2]	6,309	9,473
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	40,644	44,235
Caucus Support Services	8,190	8,478
Respectful Workplace Office	250	250
Office of the Speaker	425	346
Office of the Clerk	1,438	1,943
Clerk of Committees	1,393	1,248
Legislative Operations	21,076	22,289
Sergeant-at-Arms	6,380	6,476
Hansard	3,967	4,312
Legislative Library	2,299	2,406
	86,062	91,983

CAPITAL EXPENDITURES
Legislative Operations	6,309	9,473

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	49,311	51,210
Operating Costs	14,839	17,184
Government Transfers	20	25
Other Expenses	22,358	24,373
Internal Recoveries	(139)	(158)
External Recoveries	(327)	(651)
TOTAL OPERATING EXPENSES	86,062	91,983

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATIONS
Vote 2 — Auditor General	20,082	20,815
Vote 3 — Conflict of Interest Commissioner	738	754
Vote 4 — Elections BC	21,126	18,416
Vote 5 — Human Rights Commissioner	6,815	6,809
Vote 6 — Information and Privacy Commissioner	7,589	9,096
Vote 7 — Merit Commissioner	1,377	1,641
Vote 8 — Ombudsperson	10,802	11,580
Vote 9 — Police Complaint Commissioner	5,460	6,984
Vote 10 — Representative for Children and Youth	10,641	10,982

OPERATING EXPENSES	84,630	87,077
CAPITAL EXPENDITURES [2]	1,916	2,096
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Auditor General	20,082	20,815	—	20,815
Conflict of Interest Commissioner	738	754	—	754
Elections BC	21,126	18,416	—	18,416
Human Rights Commissioner	6,815	6,811	(2)	6,809
Information and Privacy Commissioner	7,589	9,098	(2)	9,096
Merit Commissioner	1,377	1,641	—	1,641
Ombudsperson	10,802	11,635	(55)	11,580
Police Complaint Commissioner	5,460	6,985	(1)	6,984
Representative for Children and Youth	10,641	10,984	(2)	10,982
TOTAL OPERATING EXPENSES	84,630	87,139	(62)	87,077

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Auditor General	200	415	—	415
Conflict of Interest Commissioner	25	25	—	25
Elections BC	700	650	—	650
Human Rights Commissioner	35	35	—	35
Information and Privacy Commissioner	83	360	—	360
Merit Commissioner	27	235	—	235
Ombudsperson	402	102	—	102
Police Complaint Commissioner	394	224	—	224
Representative for Children and Youth	50	50	—	50
TOTAL	1,916	2,096	—	2,096

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an independent officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	20,082	20,815

CAPITAL EXPENDITURES
Auditor General	200	415

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an independent officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	738	754

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an independent officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	21,126	18,416

CAPITAL EXPENDITURES
Elections BC	700	650

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 5 — HUMAN RIGHTS COMMISSIONER

This vote provides for the operations of the office of the Human Rights Commissioner. The Human Rights Commissioner is an independent officer of the Legislature under the Human Rights Code and is responsible for protecting and promoting human rights through education, research, and investigations into issues of systemic discrimination. This vote also provides for educational workshops and training, and engagement initiatives and events hosted or sponsored by the Commissioner. Costs may be recovered from other officers of the Legislature, ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Human Rights Commissioner	6,815	6,809

CAPITAL EXPENDITURES
Human Rights Commissioner	35	35

VOTE 6 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the operations of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an independent officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating access and privacy complaints, monitoring general compliance with the Acts, and promoting freedom of information and protection of privacy principles. The commissioner is also designated the registrar under the Lobbyists Transparency Act with a mandate to establish and maintain a registry for lobbyists, develop and conduct public education about the Act, and to oversee and enforce compliance under that Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	7,589	9,096

CAPITAL EXPENDITURES
Information and Privacy Commissioner	83	360

VOTE 7 — MERIT COMMISSIONER

This vote provides for the operations of the office of the Merit Commissioner. The merit commissioner is an independent officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service and to conduct reviews of the processes resulting in BC Public Service dismissals for just cause as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,377	1,641

CAPITAL EXPENDITURES
Merit Commissioner	27	235

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 8 — OMBUDSPERSON

This vote provides for the operations of the office of the Ombudsperson, an independent officer of the Legislature pursuant to the Ombudsperson Act. The Ombudsperson also has specific investigatory and reporting roles under the Public Interest Disclosure Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies, including provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson undertakes initiatives to increase public understanding of the role of the Ombudsperson and to promote the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES
Ombudsperson	10,802	11,580

CAPITAL EXPENDITURES
Ombudsperson	402	102

VOTE 9 — POLICE COMPLAINT COMMISSIONER

This vote provides for the operations of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in generally ensuring the purposes of Part 11 of the Police Act are achieved, including overseeing and monitoring complaints, investigations, and proceedings involving municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an independent officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	5,460	6,984

CAPITAL EXPENDITURES
Police Complaint Commissioner	394	224

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 10 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the operations of the office of the Representative for Children and Youth. The representative is an independent officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families with respect to designated services, as well as young adults up to age 24 who are eligible for Community Living British Columbia services, and Agreements with Young Adults or Tuition Waiver; and monitors, reviews, and audits the provision of designated services. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from other officers of the Legislature, ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	10,641	10,982

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	54,536	59,760
Operating Costs	23,185	23,794
Government Transfers	6,835	3,333
Other Expenses	1,975	2,023
Internal Recoveries	(1,829)	(1,771)
External Recoveries	(72)	(62)
TOTAL OPERATING EXPENSES	84,630	87,077

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 11 — Office of the Premier	14,678	14,692
OPERATING EXPENSES	14,678	14,692

CAPITAL EXPENDITURES [2]	1	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Intergovernmental Relations Secretariat	3,478	4,180	(701)	3,479
Cabinet Operations	2,097	2,101	(2)	2,099
Planning and Priorities Secretariat	1,605	1,612	(2)	1,610
Executive and Support Services	7,498	7,506	(2)	7,504
TOTAL OPERATING EXPENSES	14,678	15,399	(707)	14,692

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1	3	—	3
TOTAL	1	3	—	3

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 11 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat, Cabinet Operations, Planning and Priorities Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,478	3,479

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Agreement on French Language Services. This sub-vote provides for the deputy minister of the Intergovernmental Relations Secretariat and includes the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

CABINET OPERATIONS

Voted Appropriation
Cabinet Operations	2,097	2,099

Voted Appropriation Description: This sub-vote provides for the support of Executive Council and Executive Council Committees; the provision of policy, planning, and operational support to the Executive Council and its committees; the provision of support to ministries and Crown agencies in the development and submission of materials to Executive Council and its committees; and for the planning and coordination of legislative priorities, including coordination of Orders in Council. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

PLANNING AND PRIORITIES SECRETARIAT

Voted Appropriation
Planning and Priorities Secretariat	1,605	1,610

Voted Appropriation Description: This sub-vote provides for strategic advice to the Premier, Executive Council, and the Planning and Priorities Cabinet Committee on the prioritization and sequencing of key initiatives of government. This sub-vote provides for the organization of Executive Council planning sessions, and provides for the development of priority policy initiatives through engagement with ministries and coordination of cross-ministry work. This sub-vote provides for coordination of Government Caucus Committees. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS
($000)

Estimates 2021/22	Estimates 2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	4,810	4,810
Deputy Minister’s Office	2,688	2,694
	7,498	7,504

Voted Appropriations Description: This sub-vote provides for the Premier’s office and the deputy ministers’ offices. This sub-vote also provides for the management of cross-government issues and corporate planning; support for cross-government and other initiatives that support government’s mandate; and providing policy, planning, communications, and strategic support to the Executive Council, ministries, and Crown agencies, including government administration. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

VOTE 11 — OFFICE OF THE PREMIER	14,678	14,692

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	12,511	12,511
Operating Costs	1,913	1,927
Government Transfers	1,003	1,003
Other Expenses	559	559
Internal Recoveries	(601)	(601)
External Recoveries	(707)	(707)
TOTAL OPERATING EXPENSES	14,678	14,692

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

The mission of the Ministry of Advanced Education and Skills Training is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY
($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 12 — Ministry Operations	2,576,941	2,612,688

OPERATING EXPENSES	2,576,941	2,612,688

CAPITAL EXPENDITURES [2]	504	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Educational Institutions and Organizations	2,365,919	2,395,537	(2)	2,395,535
Student Services Programs	72,074	74,876	(2,802)	72,074
Private Training Institutions	1	3,565	(3,564)	1
Workforce Development and Skills Training	16,873	141,033	(123,682)	17,351
Transfers to Crown Corporations and Agencies	98,877	104,476	—	104,476
Executive and Support Services	23,197	23,769	(518)	23,251
TOTAL OPERATING EXPENSES	2,576,941	2,743,256	(130,568)	2,612,688

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	504	504	—	504
TOTAL	504	504	—	504

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Workforce Development and Skills Training, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	2,365,919	2,395,535

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	72,074	72,074

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

WORKFORCE DEVELOPMENT AND SKILLS TRAINING

Voted Appropriations
Strategic Planning	3,645	3,624
Labour Market Policy and Planning	2,570	3,055
Labour Market and Skills Training Programs	10,658	10,672
	16,873	17,351

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the development and training of British Columbia’s workforce. It includes oversight of the Industry Training Authority and the negotiation and implementation of federal/provincial agreements related to workforce development and training. This sub-vote also provides for the development of labour market information that is disseminated to British Columbians through multiple platforms and methods and development of industry-led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Industry Training Authority	98,877	104,476

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Industry Training Authority.

MINISTRY OF ADVANCED EDUCATION AND SKILLS TRAINING

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	643	652
Corporate Services	22,554	22,599
	23,197	23,251

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions and the Corporate Services Secretariat. This sub-vote also provides for the office of the Minister of Advanced Education and Skills Training, the Parliamentary Secretary for Skills Training, and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	2,576,941	2,612,688

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	39,765	38,880
Operating Costs	17,264	17,949
Government Transfers	2,759,460	2,743,754
Other Expenses	4,169	4,169
Internal Recoveries	(49,067)	(61,496)
External Recoveries	(194,650)	(130,568)
TOTAL OPERATING EXPENSES	2,576,941	2,612,688

MINISTRY OF AGRICULTURE AND FOOD

The mission of the Ministry of Agriculture and Food is to cultivate competitive and socially responsible agriculture, food, and seafood sectors.

MINISTRY SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	80,788	88,820
Vote 14 — Agricultural Land Commission	5,001	5,001
STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)

OPERATING EXPENSES	98,989	107,021

CAPITAL EXPENDITURES [2]	755	1,229
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

¹

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE AND FOOD

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Science, Policy and Inspection	16,146	32,953	(13,867)	19,086
Agriculture Resources	56,463	71,985	(10,552)	61,433
BC Farm Industry Review Board	1,378	1,380	(2)	1,378
Executive and Support Services	6,801	6,925	(2)	6,923
Agricultural Land Commission	5,001	5,003	(2)	5,001
Production Insurance Account Special Account	13,200	13,201	(1)	13,200

TOTAL OPERATING EXPENSES	98,989	131,447	(24,426)	107,021

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	755	1,229	—	1,229

TOTAL	755	1,229	—	1,229

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 13 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Science, Policy and Inspection; Agriculture Resources; BC Farm Industry Review Board; and Executive and Support Services.

SCIENCE, POLICY AND INSPECTION

Voted Appropriation
Science, Policy and Inspection	16,146	19,086

Voted Appropriation Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health; for the creation and delivery of industry initiatives, including research and innovation; and leads the integration of climate change and emergency management practices into ministry operations and ministry modernization efforts. This sub-vote provides for the development of strategic policy to support the ministry’s objectives, priorities, and response to sector issues. This sub-vote also provides for contributions to the improvement of public health protection; consumer and retail confidence in the safety of British Columbia meat, seafood, and food products through inspection and regulatory compliance, education, surveillance, and risk assessment; support of the oversight of agricultural labour and development of policy and programs; and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

AGRICULTURE RESOURCES

Voted Appropriation
Agriculture Resources	56,463	61,433

Voted Appropriation Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood and seafood industry growth, agrifood and seafood business development, youth development, and agroforestry; and promotion of public support for the agriculture food and seafood sector. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, agri-tech adoption, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. This sub-vote also provides for the management of provincial food systems and supply chain security. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,378	1,378

Voted Appropriation Description: This sub-vote provides for the supervision of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals of marketing board and commission orders, decisions and determinations, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23
EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	742	752
Corporate Services	6,059	6,171
	6,801	6,923

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture and Food; executive support, including the deputy minister’s office; intergovernmental relations; and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	80,788	88,820

MINISTRY OF AGRICULTURE AND FOOD

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	5,001	5,001

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	5,001	5,001

MINISTRY OF AGRICULTURE AND FOOD

STATUTORY DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	23,200	23,200
Less: Transfer from Ministry Operations Vote	(10,000)	(10,000)
	13,200	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	34,587	35,149
Operating Costs	15,306	15,353
Government Transfers	45,052	52,385
Other Expenses	28,479	28,569
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	98,989	107,021

MINISTRY OF AGRICULTURE AND FOOD

SPECIAL ACCOUNTS1

($000)

	Estimates 2021/22	Estimates 2022/23

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2005 and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third-party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	42,936	50,936
OPERATING TRANSACTIONS
Revenue	21,200	21,200
Expense	(23,201)	(23,201)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	10,000	10,000
Net Revenue (Expense)	8,000	8,000

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,936	58,936

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government; support inclusive communities that value multiculturalism and anti-racism; and to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	554,901	581,587
Vote 16 — Judiciary	89,547	92,325
Vote 17 — Crown Proceeding Act	24,500	24,500
Vote 18 — Independent Investigations Office	9,093	9,093
Vote 19 — Housing	576,465	652,791
STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	12,884	12,884
Public Guardian and Trustee Operating Account Special Account	10,756	10,763
Less: Transfer from Ministry Operations Vote	(10,756)	(10,763)
Public Inquiry Act	5,111	850

OPERATING EXPENSES	1,272,501	1,374,030
CAPITAL EXPENDITURES [2]	14,348	15,087
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Justice Services	159,237	173,878	(3,302)	170,576
Prosecution Services	159,555	167,853	(1)	167,852
Court Services	129,131	137,964	(2,853)	135,111
Legal Services	32,084	28,699	(300)	28,399
Agencies, Boards, Commissions and Other Tribunals	43,746	64,877	(21,124)	43,753
Multiculturalism and Anti-Racism	1,916	1,918	(2)	1,916
Executive and Support Services	29,232	33,982	(2)	33,980
Judiciary	89,547	92,325	—	92,325
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	9,093	9,095	(2)	9,093
Housing	576,465	652,793	(2)	652,791
Housing Endowment Fund Special Account	12,884	12,884	—	12,884
Public Guardian and Trustee Operating Account Special Account	—	23,716	(23,716)	—
Public Inquiry Act	5,111	850	—	850
TOTAL OPERATING EXPENSES	1,272,501	1,425,334	(51,304)	1,374,030

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Executive and Support Services	12,955	13,944	—	13,944
Judiciary	1,020	770	—	770
Public Guardian and Trustee Operating Account Special Account	363	363	—	363
TOTAL	14,348	15,087	—	15,087

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

VOTE 15 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Multiculturalism and Anti-Racism; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	159,237	170,576

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; Indigenous justice, public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, poverty law services, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the Professional Governance Act; the investigations of matters relating to the administration of the Correction Act and court services; services to locate individuals and assets; maintenance enforcement and services associated with inter-jurisdictional support court orders; information and alternative-to-court dispute resolution services for separating and divorcing parents and their children; preparation of Provincial and Supreme Court ordered parenting assessments and views of the child reports in Family Law Act matters; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society (Legal Aid BC), the federal government, and parties external to government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	159,555	167,852

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act. Costs may also be recovered from ministries and the federal government for activities described within this sub-vote.

COURT SERVICES

Voted Appropriation
Court Services	129,131	135,111

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, juror support services, document service and warrants, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from ministries and public bodies for activities described within this sub-vote; from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	32,084	28,399

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	43,745	43,752
British Columbia Utilities Commission	1	1
	43,746	43,753

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Civil Resolution Tribunal; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Industry Training Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

MULTICULTURALISM AND ANTI-RACISM

Voted Appropriation
Multiculturalism and Anti-Racism	1,916	1,916

Voted Appropriation Description: This sub-vote provides for policy development, research, and the administration and delivery of multiculturalism and anti-racism programs and services. Programs and services include branch operations, support for the Resilience BC Anti-Racism Network, public education, community engagement, and other programming that supports intercultural interaction, racism and hate prevention, addressing systemic barriers, and building community responsiveness. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,104	1,121
Corporate Services	28,128	32,859
	29,232	33,980

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General and Minister Responsible for Housing; executive direction of the ministry, including the Deputy Attorney General's office; Associate Deputy Minister's office; general services to support program delivery; policy development; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry and for the Parliamentary Secretary for Anti-Racism Initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	554,901	581,587

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

VOTE 16 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	21,078	21,000
Provincial Courts	68,469	71,325
	89,547	92,325
Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia. Costs may be recovered from ministries for activities described within this sub-vote.

VOTE 16 — JUDICIARY	89,547	92,325

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

VOTE 17 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500
Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 17 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	9,093	9,093

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which operates under the provisions of the Police Act. This office conducts investigations into all incidents where the actions or inactions of police may have caused serious injury or death to any person. This includes all on and off duty police who are members of the Royal Canadian Mounted Police in British Columbia, a municipal police force, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

VOTE 18 — INDEPENDENT INVESTIGATIONS OFFICE	9,093	9,093

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

VOTE 19 — HOUSING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing Policy	561,304	621,245
Building and Safety Policy	2,440	2,410
Residential Tenancy	11,533	11,471
Homelessness Policy and Partnership Branch	1,188	17,665
	576,465	652,791

Voted Appropriations Description: This sub-vote provides for housing and homelessness policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials' Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options, and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 19 — HOUSING	576,465	652,791

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

	Estimates 2021/22	Estimates 2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Endowment Fund and Public Guardian and Trustee Operating Account; and the Public Inquiry Act.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,884	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	10,756	10,763
Less: Transfer from Ministry Operations Vote	(10,756)	(10,763)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

PUBLIC INQUIRY ACT

Statutory Appropriation
Public Inquiry Act	5,111	850

Statutory Appropriation Description: This statutory appropriation provides for the Commission of Inquiry into Money Laundering in British Columbia established under the Public Inquiry Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	533,072	583,240
Operating Costs	150,087	145,291
Government Transfers	706,575	788,455
Other Expenses	28,181	28,809
Internal Recoveries	(97,339)	(120,461)
External Recoveries	(48,075)	(51,304)
TOTAL OPERATING EXPENSES	1,272,501	1,374,030

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS1

($000)

	Estimates 2021/22	Estimates 2022/23

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT
This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	94,484	94,484
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,884)	(12,884)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	94,484	94,484

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS1

($000)

	Estimates 2021/22	Estimates 2022/23

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT
This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account's revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	20,665	21,185
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(31,302)	(34,479)
Internal and External Recoveries	20,546	23,716
Transfer from Ministry Operations Vote	10,756	10,763
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed[3]	883	882
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	21,185	21,704

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATION
Vote 20 — Ministry Operations	1,661,408	1,742,045

OPERATING EXPENSES	1,661,408	1,742,045
CAPITAL EXPENDITURES [2]	527	1,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS
($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Early Childhood Development	40,256	40,258	(2)	40,256
Services for Children and Youth with Support Needs	441,091	482,666	(2,285)	480,381
Child and Youth Mental Health Services	116,408	120,246	(775)	119,471
Child Safety, Family Support and Children in Care Services	807,579	898,793	(63,012)	835,781
Adoption Services	35,829	36,453	(2)	36,451
Youth Justice Services	51,320	69,305	(17,985)	51,320
Service Delivery Support	152,195	161,625	(199)	161,426
Executive and Support Services	16,730	17,640	(681)	16,959

TOTAL OPERATING EXPENSES	1,661,408	1,826,986	(84,941)	1,742,045

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Service Delivery Support	527	1,000	—	1,000

TOTAL	527	1,000	—	1,000

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

 ($000)

Estimates	Estimates
2021/22	2022/23

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Childhood Development; Services for Children and Youth with Support Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT

Voted Appropriation
Early Childhood Development	40,256	40,256

Voted Appropriation Description: This sub-vote provides funding for early childhood development and services primarily aimed at infants, young children, and their families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SUPPORT NEEDS

Voted Appropriation
Services for Children and Youth with Support Needs	441,091	480,381

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with support needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs agreements under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	116,408	119,471

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	807,579	835,781

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Indigenous children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	35,829	36,451

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	51,320	51,320

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	152,195	161,426

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	669	677
Corporate Services	16,061	16,282
	16,730	16,959

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	1,661,408	1,742,045

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	407,086	420,180
Operating Costs	59,143	66,697
Government Transfers	1,272,512	1,356,273
Other Expenses	27,041	29,980
Internal Recoveries	(9,434)	(46,144)
External Recoveries	(94,940)	(84,941)
TOTAL OPERATING EXPENSES	1,661,408	1,742,045

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry's voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATION
Vote 21 — Ministry Operations	604,304	656,645

OPERATING EXPENSES	604,304	656,645
CAPITAL EXPENDITURES [2]	389,496	464,010
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	1,400	1,500
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Services to Citizens and Businesses	31,528	44,058	(12,530)	31,528
Office of the Chief Information Officer	2,695	2,695	—	2,695
Digital Platforms and Data	19,072	24,400	(478)	23,922
Connectivity	11,505	17,399	(3,694)	13,705
Procurement and Supply Services	8,053	59,944	(51,191)	8,753
Real Property	345,970	468,376	(105,862)	362,514
Enterprise Services	146,056	196,356	(22,963)	173,393
Corporate Information and Records Management Office	22,146	23,489	(1,343)	22,146
Government Digital Experience	8,136	8,563	(2)	8,561
Executive and Support Services	9,143	9,463	(35)	9,428

TOTAL OPERATING EXPENSES	604,304	854,743	(198,098)	656,645

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Digital Platforms and Data	110,000	110,000	—	110,000
Procurement and Supply Services	150	480	—	480
Real Property	246,658	305,718	—	305,718
Enterprise Services	32,543	47,476	—	47,476
Executive and Support Services	145	336	—	336

TOTAL	389,496	464,010	—	464,010

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Real Property	1,400	2,500	(1,000)	1,500
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,400	2,500	(1,000)	1,500

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

 ($000)

Estimates	Estimates
2021/22	2022/23

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Digital Platforms and Data, Connectivity, Procurement and Supply Services, Real Property, Enterprise Services, Corporate Information and Records Management Office, Government Digital Experience, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	30,737	30,737
BC Online	790	790
BC Registry Services	1	1
	31,528	31,528

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including in-person, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community, as well as identity and credential management. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	2,695	2,695

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, policies, and programs to support government information management and information technology initiatives.

DIGITAL PLATFORMS AND DATA

Voted Appropriation
Digital Platforms and Data	19,072	23,922

Voted Appropriation Description: This sub-vote provides for strategic planning, governance and leadership for digital initiatives across government, including both technology and data. This scope includes the development of strategy, standards, enterprise architecture, policies, and programs to support government information management and information technology initiatives; review, prioritization, and support for government information management and information technology initiatives and investments; and the promotion and integration of information management and information technology to improve citizen-centred service delivery and public sector modernization. This sub-vote also includes services, advice, and support to government in relation to digital services, infrastructure and the transformation of information management, information technology and business processes. Funding may be provided to organizations to support initiatives described in this sub-vote, as well as other related activities. This sub-vote includes the province's suite of corporate data services, including advice, technology, support, planning, and capacity building for data-driven policy, initiatives, and programming across government and among key external partners. This sub- vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

CONNECTIVITY

Voted Appropriation
Connectivity	11,505	13,705

Voted Appropriation Description: This sub-vote provides leadership and expertise for the planning, sourcing, policies, and strategies for telecommunications infrastructure across all levels of government, agencies, organizations, private sector partners, and other jurisdictions on behalf of the province. This includes the planning, development, funding, and coordination of programs, initiatives, and investments related to the access to, and expansion of, internet connectivity, cellular services, and other telecommunication services throughout British Columbia, including rural, remote, and Indigenous communities. In addition, the sub-vote provides for the development of the province's position on telecommunications policy and regulations, and cross-ministry sponsorship for response actions in a catastrophic emergency event. Project funding may be supplemented by other levels of government, the private sector, and other parties. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	8,053	8,753

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution and financial payment processing, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of strategic contracts and other complex, high-value service contracts across government and, as applicable, broader public sector entities. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	345,970	362,514

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, accommodation, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, construction, development, environmental, and technical services. Activities may include the acquisition of land on behalf of government, disposal of or making available land, and provision of services to public agencies in relation to land, as set out in the Public Agency Accommodation Act. This sub-vote also provides for directly-related accommodation to Indigenous Peoples resulting from the rental, lease, or disposal of Crown land or other related property. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may be recovered from revenues from the rental, lease, or disposal of Crown land or other related property. Costs may also be recovered from ministries, public agencies, and other public or private sector organizations or other parties for activities described within this sub-vote.

ENTERPRISE SERVICES

Voted Appropriation
Enterprise Services	146,056	173,393

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information management and information technology; corporate business application management; and information technology infrastructure, including network services, device services, security policy and operations, voice and data communications, application hosting, data services, and technical stewardship and standards. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

 ($000)

Estimates	Estimates
2021/22	2022/23

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	22,146	22,146

Voted Appropriation Description: This sub-vote provides for strategic corporate information management governance, including access to information, records management, privacy protection, and the development of information management policy. This sub-vote also provides for the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This sub-vote also provides for the development of new legislation and administrative tools to support government's strategic initiatives in information management. This sub-vote also provides for records management services, privacy protection, and information access services to government and government organizations; as well as activities to assure compliance with legislation, standards, policies, programs, and practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	8,136	8,561

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service and content design; and citizen engagement activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	591
Corporate Services	8,561	8,837
	9,143	9,428

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens' Services and for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, facility, and security management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	604,304	656,645

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	179,055	181,631
Operating Costs	676,682	725,829
Government Transfers	9,250	10,000
Other Expenses	123,227	123,796
Internal Recoveries	(186,142)	(186,513)
External Recoveries	(197,768)	(198,098)
TOTAL OPERATING EXPENSES	604,304	656,645

MINISTRY OF CITIZENS' SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

REAL PROPERTY

STRATEGIC REAL ESTATE SERVICES — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent a portion of the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,500	2,500
Receipts	(1,100)	(1,000)
Net Cash Requirement (Source)	1,400	1,500

MINISTRY OF EDUCATION AND CHILD CARE

The mission of the Ministry of Education and Child Care is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable children and young people thriving in a rapidly changing world; and to increase access to quality, inclusive, affordable child care.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/221 [1]	2022/23
VOTED APPROPRIATION
Vote 22 — Ministry Operations	7,806,089	8,178,585

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	30,001
Teachers Act Special Account	8,540	8,863

OPERATING EXPENSES	7,844,630	8,217,449

CAPITAL EXPENDITURES [2]	2	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION AND CHILD CARE

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Public Schools	6,514,291	6,798,699	(34,698)	6,764,001
Independent Schools	473,312	490,995	(200)	490,795
Transfers to Other Partners	56,718	62,474	(5,756)	56,718
Child Care	710,192	1,279,995	(464,111)	815,884
Executive and Support Services	51,576	58,885	(7,698)	51,187
British Columbia Training and Education Savings Program Special Account	30,001	30,001	—	30,001
Teachers Act Special Account	8,540	8,863	—	8,863

TOTAL OPERATING EXPENSES	7,844,630	8,729,912	(512,463)	8,217,449

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	2	3	—	3

TOTAL	2	3	—	3

MINISTRY OF EDUCATION AND CHILD CARE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 22 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, Child Care, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriation
Public Schools	6,514,291	6,764,001

Voted Appropriation Description: This sub-vote provides for funding to support public schools, including support for K-12 education, early learning, the Official Languages in Education Protocol, and funding to address class organization in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	473,312	490,795

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools and the federal government for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	56,718	56,718

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

CHILD CARE

Voted Appropriation
Child Care	710,192	815,884

Voted Appropriation Description: This sub-vote provides funding for child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act or successor legislation, and payments to organizations which provide or support child care services under the Child Care BC Act or successor legislation. This sub-vote also provides funding for strategic and operational services which support child care service delivery, including service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services. Costs may be recovered from other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF EDUCATION AND CHILD CARE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	621	629
Corporate Services	50,955	50,558
	51,576	51,187

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and Child Care, the Minister of State for Child Care; and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	7,806,089	8,178,585

MINISTRY OF EDUCATION AND CHILD CARE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

 STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	8,540	8,863

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	62,792	107,445
Operating Costs	41,762	59,095
Government Transfers	7,822,074	8,527,212
Other Expenses	8,001	36,806
Internal Recoveries	(646)	(646)
External Recoveries	(89,353)	(512,463)
TOTAL OPERATING EXPENSES	7,844,630	8,217,449

MINISTRY OF EDUCATION AND CHILD CARE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	503,020	473,361
OPERATING TRANSACTIONS
Revenue	942	4,457
Expense	(30,001)	(30,001)
Net Revenue (Expense)	(29,059)	(25,544)

Difference Between 2021/22 Estimates and Projected Actual Net Revenue (Expense)	(600)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	473,361	447,817

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION AND CHILD CARE

SPECIAL ACCOUNTS1

 ($000)

Estimates	Estimates
2021/22	2022/23

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,997	2,108
OPERATING TRANSACTIONS
Revenue	7,651	7,680
Expense	(8,540)	(8,863)
Net Revenue (Expense)	(889)	(1,183)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,108	925

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

The mission of the Ministry of Energy, Mines and Low Carbon Innovation is to facilitate sustainable, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians and effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATION
Vote 23 — Ministry Operations	100,009	109,556

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	8,103	2,403

OPERATING EXPENSES	108,112	111,959

CAPITAL EXPENDITURES [2]	299	586
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Mines Competitiveness and Authorizations	18,487	27,604	(3,053)	24,551
Mines Health, Safety and Enforcement	10,674	12,695	(2)	12,693
Electricity and Alternative Energy	39,347	38,890	(2)	38,888
Oil and Gas	16,855	57,273	(40,002)	17,271
Strategic and Indigenous Affairs	2,515	2,517	(2)	2,515
Executive and Support Services	12,131	13,644	(6)	13,638
Innovative Clean Energy Fund Special Account	8,103	2,405	(2)	2,403

TOTAL OPERATING EXPENSES	108,112	155,028	(43,069)	111,959

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	299	586	—	586

TOTAL	299	586	—	586

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Oil and Gas	—	44,000	(44,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	44,000	(44,000)	—

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 23 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines Competitiveness and Authorizations; Mines Health, Safety and Enforcement; Electricity and Alternative Energy; Oil and Gas; Strategic and Indigenous Affairs; and Executive and Support Services.

MINES COMPETITIVENESS AND AUTHORIZATIONS

Voted Appropriation
Mines Competitiveness and Authorizations	18,487	24,551

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral, coal, and aggregate resources through developing and delivering geoscience databases and surveys; profiling British Columbia’s mineral and coal opportunities; providing secure mineral and coal tenure systems; delivering a fair, effective, and transparent permitting process; developing and implementing policies and legislation to attract investment in British Columbia; developing strategies and actions to continuously enhance provincial competitiveness; collecting fees and securities associated with permits and tenures; advising government agencies on mineral and coal resources and their potential; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINES HEALTH, SAFETY AND ENFORCEMENT

Voted Appropriation
Mines Health, Safety and Enforcement	10,674	12,693

Voted Appropriation Description: This sub-vote provides for oversight of the mining sector, including health and safety on all mineral, coal, and aggregate mine sites during exploration, development, production, and reclamation; performing independent auditing and effectiveness monitoring for continuous improvements to mining regulatory oversight; undertaking investigations and enforcement; providing data-driven process and policy to support robust compliance and enforcement; engaging with Indigenous communities in relation to mining regulatory oversight; and providing for a standing Code Review Committee to ensure labour, Indigenous, and industry representatives are involved in developing British Columbia’s mine safety standards. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	39,347	38,888

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electricity system reliability and coordination, including the Columbia River Treaty; province-wide energy efficiency and clean fuel-switching measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also provides for legislative and regulatory initiatives and programs to increase energy technology innovation and the adoption of zero emission vehicles; reduce the carbon intensity of transportation fuels; and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, the British Columbia Utilities Commission; ministers’ governance roles in respect of Crown corporations; private sector, Indigenous communities, and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

OIL AND GAS

Voted Appropriation
Oil and Gas	16,855	17,271

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s oil and gas resources, including issuing and administrating Crown petroleum and natural gas subsurface tenures, as well as the revenues associated with those tenures; incenting infrastructure that supports resource development and contributes to lowering carbon intensity; undertaking analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities, such as development of the province’s liquefied natural gas industry and other industries that add value to British Columbia’s oil and gas resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; facilitating and leading the development and implementation of major projects (liquefied natural gas and oil pipelines) and related infrastructure; developing and maintaining petroleum geology databases; assessing and collaborating cross-government on environmental monitoring and research, as well as on managing cumulative effects and land planning; providing for the restoration and remediation of oil and gas and related sites; and engaging and collaborating with Indigenous communities, stakeholders, local and federal governments, and the public. This sub-vote also provides for the receipt of funds to support Surface Rights Board orders relating to private land by oil and gas companies. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

STRATEGIC AND INDIGENOUS AFFAIRS

Voted Appropriation
Strategic and Indigenous Affairs	2,515	2,515

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-ministry policy, Indigenous relations, intergovernmental relations, business review and planning, the legislative affairs of the ministry, and liaising on Indigenous policy with the Oil and Gas Commission and the British Columbia Hydro and Power Authority. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	586	595
Corporate Services	11,545	13,043
	12,131	13,638

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Low Carbon Innovation; executive support, including the deputy minister’s office; and coordination of legislation. This sub-vote also provides for corporate services and corporate business innovation, including legislation; internal communications; correspondence; records management; and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	100,009	109,556

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	8,103	2,403

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	46,902	58,675
Operating Costs	29,059	31,326
Government Transfers	77,496	66,746
Other Expenses	1,682	2,586
Internal Recoveries	(3,958)	(4,305)
External Recoveries	(43,069)	(43,069)
TOTAL OPERATING EXPENSES	108,112	111,959

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	8,185	5,582
OPERATING TRANSACTIONS
Revenue	5,500	6,000
Expense	(8,106)	(2,406)
Internal and External Recoveries	3	3
Net Revenue (Expense)	(2,603)	3,597

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	5,582	9,179

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND LOW CARBON INNOVATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees, levies, and taxes assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	41,574	44,000
Receipts	(41,574)	(44,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	234,298	312,344
Vote 25 — Environmental Assessment Office	15,322	15,367

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	9,800	9,800
Sustainable Environment Fund Special Account	26,135	30,435

OPERATING EXPENSES	285,555	367,946
CAPITAL EXPENDITURES [2]	36,665	42,914
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	10,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Environmental Protection	17,520	20,062	(225)	19,837
BC Parks, Recreation Sites and Trails	56,887	59,165	(234)	58,931
Conservation Officer Service	19,254	19,375	(121)	19,254
Climate Action	14,702	42,596	(83)	42,513
CleanBC Program for Industry	98,141	142,921	(2)	142,919
Executive and Support Services	27,794	28,892	(2)	28,890
Environmental Assessment Office	15,322	16,268	(901)	15,367
Park Enhancement Fund Special Account	9,800	10,300	(500)	9,800
Sustainable Environment Fund Special Account	26,135	30,435	—	30,435

TOTAL OPERATING EXPENSES	285,555	370,014	(2,068)	367,946

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	36,265	42,514	—	42,514
Park Enhancement Fund Special Account	400	400	—	400

TOTAL	36,665	42,914	—	42,914

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Climate Action	10,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 24 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection; BC Parks, Recreation Sites and Trails; Conservation Officer Service; Climate Action; CleanBC Program for Industry; and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	17,520	19,837

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things; administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and administering extended producer responsibility programs. This sub-vote also provides for the provision of laboratory services to ministry-related vote activities, and to other public and private sector entities on a cost recovery basis. Activities also include the acquisition, collection, analysis, interpretation, inventorying, and reporting of data and activities related to emissions and discharges into the environment. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may also be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC PARKS, RECREATION SITES AND TRAILS

Voted Appropriation
BC Parks, Recreation Sites and Trails	56,887	58,931

Voted Appropriation Description: This sub-vote provides for acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas, and recreation sites and trails. This includes planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and protected areas, recreation sites and trails, and reconciliation efforts with Indigenous Peoples through joint stewardship, cultural acknowledgement and other government-to-government partnership activities; wildfire planning, prevention, and awareness; initiation of compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park and recreation site facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promotion of use and awareness of the protected areas system; and fundraising from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas and recreations sites by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	19,254	19,254

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia and Canada laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment. This sub-vote also provides for enforcing environmental standards for natural resources management for government and revenue policies; managing public safety issues related to regulated activities, human/wildlife conflicts, and predator/livestock issues; combating natural resources crimes; and enforcing rules governing the use of forest service recreation sites, trails, and fire bans. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

CLIMATE ACTION

Voted Appropriation
Climate Action	14,702	42,513

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Climate Change Accountability Act, along with British Columbia’s climate policies, the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include developing and leading the province’s climate action strategy; research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; the management and delivery of cross- government initiatives; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

CLEANBC PROGRAM FOR INDUSTRY

Voted Appropriation
CleanBC Program for Industry	98,141	142,919

Voted Appropriation Description: This sub-vote provides funding for administration and implementation of programs that improve the competitiveness of large industrial emitters operating within British Columbia, supports projects that identify or reduce greenhouse gas emissions from large industrial emitters, and provides incentives for large industrial emitters to identify or reduce emissions to meet low emission benchmarks. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	642	651
Corporate Services	27,152	28,239
	27,794	28,890

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy and Minister responsible for TransLink; the administration of the South Coast British Columbia Transportation Authority Act; the office of the Parliamentary Secretary for Environment; and executive support, including the deputy minister’s office, corporate administration, and corporate business innovation, including strategic planning; systems planning; business review and planning; corporate policy development; coordination of legislation and intergovernmental relations; program evaluation; and economic and regulatory impact analysis. This sub-vote also provides for the management and delivery of programs that report information to the public on the state of the environment and environmental trends; executive direction to the ministry; finance, administrative, and strategic human resources; information and privacy; revenue collection; trust fund management for ministry operations, programs, and clients; and activities related to building and maintaining relationships with Indigenous communities and organizations. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	234,298	312,344

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	15,322	15,367

Voted Appropriation Description: This sub-vote provides for the administration and continuous improvement of an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, cultural, and health effects of major projects proposed in British Columbia; identifies means for preventing or reducing adverse effects; and regulates certified projects to ensure compliance with legally-binding project conditions. The Environmental Assessment Office promotes sustainability and supports reconciliation with Indigenous Peoples in British Columbia. The Environmental Assessment Office also facilitates public participation in environmental assessments and coordinates assessments with other governments, including Indigenous nations, and with other provincial ministries and agencies. Where projects have proceeded successfully through the process, the Environmental Assessment Office leads compliance and effectiveness monitoring, audit, and management, often in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

VOTE 25 — ENVIRONMENTAL ASSESSMENT OFFICE	15,322	15,367

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	9,800	9,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	26,135	30,435

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	105,915	110,089
Operating Costs	70,576	78,766
Government Transfers	98,477	168,183
Other Expenses	40,796	45,417
Internal Recoveries	(28,141)	(32,441)
External Recoveries	(2,068)	(2,068)
TOTAL OPERATING EXPENSES	285,555	367,946

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; from the sale of BC Parks license plates; from donations, bequests, contributions from agreements under the Act; and earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	11,286	10,986
OPERATING TRANSACTIONS
Revenue	9,900	9,900
Expense	(10,300)	(10,300)
Internal and External Recoveries	500	500
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	10,986	10,686

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water; and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, and licences; and from contributions from the federal government, other organizations, and individuals. Expenses represent transfers provided to the Ministry of Environment and Climate Change Strategy for administration and development of policies, legislation, regulations, standards and criteria for discharges and emissions; monitoring and understanding of the receiving environment; education and encouragement of activities to prevent pollution; enforcement of waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; and soil and water remediation projects. Transfers are also provided to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	14,017	5,800
OPERATING TRANSACTIONS
Revenue	26,418	27,190
Expense	(26,135)	(30,435)
Net Revenue (Expense)	283	(3,245)

Difference Between 2021/22 Estimates and Projected Actual Net Revenue (Expense)	(8,500)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	5,800	2,555

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to be trusted partners delivering responsible, consistent, and valued financial and fiscal services, leadership, and advice; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; plan, coordinate, and deliver communications programs, policies, research, and services for ministries and certain public bodies; enhance access to government services and information for citizens; and directly engage with citizens on issues and decisions made by government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	307,466	318,847
Vote 27 — Government Communications and Public Engagement	28,338	28,338
Vote 28 — BC Public Service Agency	59,507	59,628
Vote 29 — Benefits and Other Employment Costs	1	1

STATUTORY APPROPRIATIONS
Housing Priority Initiatives Special Account	565,110	785,738
Insurance and Risk Management Account Special Account	4,630	4,630
Long Term Disability Fund Special Account	69,150	68,675
Less: Transfer from Ministry Operations Vote	(44,387)	(44,690)
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	989,825	1,221,177
CAPITAL EXPENDITURES [2]	191	302
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	315,000	282,250
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Treasury Board Staff	8,355	9,160	(10)	9,150
Office of the Comptroller General	21,799	22,008	(209)	21,799
Treasury	1	38,956	(38,955)	1
Revenue Division	210,418	216,505	(3,610)	212,895
Policy and Legislation	9,790	10,399	(2,119)	8,280
Public Sector Employers’ Council Secretariat	16,958	17,360	(21)	17,339
Crown Agencies Secretariat	2,589	7,037	(3)	7,034
Executive and Support Services	37,556	42,508	(159)	42,349
Government Communications	28,338	28,599	(261)	28,338
BC Public Service Agency	59,507	63,648	(4,020)	59,628
Benefits and Other Employment Costs	1	76,143	(76,142)	1
Housing Priority Initiatives Special Account	565,110	785,739	(1)	785,738
Insurance and Risk Management Account Special Account	4,630	7,051	(2,421)	4,630
Long Term Disability Fund Special Account	24,763	34,978	(10,993)	23,985
Provincial Home Acquisition Wind Up Special Account	10	10	—	10
TOTAL OPERATING EXPENSES	989,825	1,360,101	(138,924)	1,221,177

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	181	292	—	292
BC Public Service Agency	10	10	—	10
TOTAL	191	302	—	302

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	315,000	539,000	(256,750)	282,250
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	315,000	539,000	(256,750)	282,250

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	—	1,376,700	(1,376,700)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,376,700	(1,376,700)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 26 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	8,355	9,150

Voted Appropriation Description: This sub-vote provides for advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; and fiscal arrangements with the federal government and other levels of government. This sub-vote also provides for the development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	19,375	19,375
Internal Audit and Advisory Services	2,424	2,424
	21,799	21,799

Voted Appropriations Description: This sub-vote provides for a corporate governance framework over financial management, procurement, and general administration for the provincial government. Activities include the development of legislation, policies, procedures, and guidelines; directing the methods of accounting; administration of the central accounts of government; evaluation of financial management throughout government; management advisory services; and preparation of the Public Accounts, other statements, and financial reports. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote also provides for performance management, compliance monitoring, payment diversion, forensic examinations, and internal audits. This sub-vote also provides for the administration of unclaimed property and other duties assigned to the Comptroller General by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

REVENUE DIVISION

Voted Appropriation
Revenue Division	210,418	212,895

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; and the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, organizations within the government reporting entity, and parties external to government for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	9,789	8,279
Assessment Services	1	1
	9,790	8,280

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, mortgage brokers, corporations, cooperatives, partnerships, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy, property assessment policy, and intergovernmental fiscal relations and income security; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax and assessment policy through legislation and regulation. This sub-vote provides for the Ministry of Finance’s anti-money laundering initiatives, including land owner transparency initiatives, and the Ministry of Finance’s data analytics capabilities. This sub-vote also provides for transfers to Crown corporations and agencies for which the Ministry of Finance becomes responsible. This sub-vote also provides for the administration of the Assessment Act, and the Assessment Authority Act, and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,958	17,339

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes government’s financial contributions to employers’ associations established under the Public Sector Employers Act. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	2,589	7,034

Voted Appropriation Description: This sub-vote provides for the operations of the Crown Agencies Secretariat, specifically its role to oversee governance, finances, operational policy, major projects, and corporate accountability for Crown corporations and other public sector organizations. This includes working with Crown agencies and other public sector organizations and responsible ministries to review, develop, implement and/or monitor governance structures, policies and legislation, financial results, major project planning and delivery, and corporate planning and reporting. This sub-vote also provides for leadership, direction and/or strategic advice on issues related to Crown agencies and other public sector organizations, including financial matters, policy and legislation, issues management and stakeholder relations, leadership, and delivery of public sector board governance best practices and training, as well as recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	869	885
Corporate Services	36,687	41,464
	37,556	42,349

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; the Gender Equity Office; the Parliamentary Secretary for Gender Equity; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, and records services. Corporate services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Public Sector Employers’ Council Secretariat, Crown Agencies Secretariat, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, organizations within the government reporting entity, and parties both internal and external to government for activities described within this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	307,466	318,847

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Government Communications.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	28,338	28,338

Voted Appropriation Description: This sub-vote provides for planning, coordination, and delivery of communications programs, policies, research, and services for ministries and certain public bodies. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

VOTE 27 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	28,338	28,338

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 28 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Human Resources Services and Solutions	15,841	15,841
People and Organizational Development	9,768	9,768
Policy, Innovation and Engagement	1,565	1,565
Employee Relations	4,675	4,796
Corporate Services	27,658	27,658
	59,507	59,628

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, development, diversity, inclusiveness, recognition and engagement programs, succession management, hiring, and other human resource related programs. This sub-vote also provides for a full range of labour relations and employment services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits and Other Employment Costs Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 28 — BC PUBLIC SERVICE AGENCY	59,507	59,628

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits and Other Employment Costs.

BENEFITS AND OTHER EMPLOYMENT COSTS

Voted Appropriations
Pension Contribution and Retirement Benefits	376,268	409,533
Employer Health Tax	48,800	49,600
Employee Health Benefits	123,159	132,679
Long Term Disability	43,387	43,690
Other Benefits	8,522	9,025
Benefits Administration	9,993	10,193
Recoveries	(610,128)	(654,719)
	1	1

Voted Appropriations Description: This sub-vote provides for services and payment of costs related to employment-related benefits, including pension, retirement, employer contributions to Canada Pension Plan and Employment Insurance, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the payment of the Employer Health Tax. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 29 — BENEFITS AND OTHER EMPLOYMENT COSTS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	565,110	785,738

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,630	4,630

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	69,150	68,675
Less: Transfer from Ministry Operations Vote	(44,387)	(44,690)
	24,763	23,985

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	933,461	980,602
Operating Costs	132,167	138,391
Government Transfers	637,401	856,520
Other Expenses	140,453	140,000
Internal Recoveries	(710,699)	(755,412)
External Recoveries	(142,958)	(138,924)
TOTAL OPERATING EXPENSES	989,825	1,221,177

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act in 2016 for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	300,812	300,812
OPERATING TRANSACTIONS
Revenue	565,110	785,738
Expense	(565,111)	(785,739)
Internal and External Recoveries	1	1
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	300,812	300,812

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989 and was continued as a special account under the Financial Administration Act, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	669,691	688,384
OPERATING TRANSACTIONS
Revenue	23,273	23,273
Expense	(55,117)	(55,117)
Internal and External Recoveries	50,487	50,487
Net Revenue (Expense)	18,643	18,643

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	50	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	688,384	707,077

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act in 2017 for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	763,135	781,762
OPERATING TRANSACTIONS
Revenue	43,390	45,788
Expense	(80,060)	(80,060)
Internal and External Recoveries	10,910	11,385
Transfer from Ministry Operations Vote	44,387	44,690
Net Revenue (Expense)	18,627	21,803

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	781,762	803,565

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	15,469	15,463
OPERATING TRANSACTIONS
Revenue	4	4
Expense	(10)	(10)
Net Revenue (Expense)	(6)	(6)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	15,463	15,457

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	5,000	7,000
Receipts	(16,000)	(18,000)
Net Cash Requirement (Source)	(11,000)	(11,000)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	300,000	300,000
Receipts	(100,000)	(120,000)
Net Cash Requirement (Source)	200,000	180,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	15,000	2,000
Receipts	(2,000)	(2,000)
Net Cash Requirement (Source)	13,000	—

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(2,000)	(1,750)
Net Cash Requirement (Source)	(2,000)	(1,750)

STUDENTAID BC LOAN PROGRAM — Disbursements, in the form of student loans made to individuals who are eligible, lead to expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding student loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	230,000
Receipts	(115,000)	(115,000)
Net Cash Requirement (Source)	115,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	18,000	18,000
Receipts	(18,000)	(18,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	441,500	474,000
Receipts	(441,500)	(474,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes based upon an estimate of the annual band tobacco tax collected as per a formula set out in the Consolidated Cowichan Tribes Tobacco Tax Collection Agreement. A commission is deducted to compensate the province for administrative costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,700	3,700
Receipts	(3,700)	(3,700)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	34,000	53,000
Receipts	(34,000)	(53,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	420,000	430,000
Receipts	(420,000)	(430,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	368,000	398,000
Receipts	(368,000)	(398,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS

The mission of the Ministry of Forests is to deliver policy and programs to provide economic, cultural, environmental, and social benefits for all British Columbians. Our work supports a sustainable economy in all parts of the province and provides a foundation for true and lasting reconciliation with Indigenous Peoples.

  MINISTRY SUMMARY

  ($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	417,528	430,989
Vote 31 — Fire Management	136,310	194,285

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	233,816	206,742
Crown Land Special Account	20	500
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	787,674	832,516
CAPITAL EXPENDITURES [2]	78,663	79,182
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	112,198	102,729
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Integrated Resource Operations	77,963	141,327	(59,726)	81,601
Office of the Chief Forester	102,840	115,073	(3,127)	111,946
Forest and Range Sector Policy	10,473	10,479	(2)	10,477
Fire Preparedness	43,343	43,385	(37)	43,348
Regional Operations	116,551	121,801	(5,213)	116,588
Executive and Support Services	66,358	71,755	(4,726)	67,029
Fire Management	136,310	206,556	(12,271)	194,285
BC Timber Sales Account Special Account	233,816	206,744	(2)	206,742
Crown Land Special Account	20	109,734	(109,234)	500
Forest Stand Management Fund Special Account	—	1,025	(1,025)	—

TOTAL OPERATING EXPENSES	787,674	1,027,879	(195,363)	832,516

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	28,287	35,936	—	35,936
Fire Management	525	2,575	—	2,575
BC Timber Sales Account Special Account	49,851	40,671	—	40,671
TOTAL	78,663	79,182	—	79,182

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Integrated Resource Operations	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	105,816	96,347	—	96,347
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	112,198	102,729	—	102,729

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations, Office of the Chief Forester, Forest and Range Sector Policy, Fire Preparedness, Regional Operations, and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	77,963	81,601

Voted Appropriation Description: This sub-vote provides for stewardship and management activities related to natural resource operations and the sustainable management of forests and rangeland, including legislation, policies, and practices; compliance and enforcement of provincial and First Nations laws relating to resource use; land-based investment; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes; resource allocation of fish and wildlife, including legislation, policies, and practices that support sustainable management of fish and wildlife; legal registry of all natural resource tenures; and archaeological permitting and site registry and management. This sub-vote also provides for activities that promote forest industry competitiveness and innovation, as well as tenure policy and administration; forest industry competition policy and tenure transfer competition analysis; forest service road and bridge construction, maintenance, and infrastructure; resource road policy and legislation; Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; and directly-related accommodation to Indigenous Peoples resulting from the disposal of Crown land or other related property. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

OFFICE OF THE CHIEF FORESTER

Voted Appropriation
Office of the Chief Forester	102,840	111,946

Voted Appropriation Description: This sub-vote provides for forest management activities, including timber supply planning and allowable annual cut determinations; tree improvement; land-based research program; land-based investment; growth and yield; forest genetics; forest inventory and analysis; climate change adaptation and mitigation; forest carbon initiative; integrated investment planning; bio-economy and innovation; silviculture, reforestation and fertilization, forest health, harvest performance monitoring and reporting, forest management legislation and intergovernmental relations. Costs may be recovered from tree seed sales. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

FOREST AND RANGE SECTOR POLICY

Voted Appropriation
Forest and Range Sector Policy	10,473	10,477

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; Forest Act related compensation; log export policy; forest sector economic analysis, investor support, and forestry intelligence; management of British Columbia’s participation in Softwood Lumber trade litigation and negotiations; and resource worker safety. This sub-vote also provides for activities related to rangeland and invasive plant management, including legislation, policies, practices, and planning. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

FIRE PREPAREDNESS

Voted Appropriation
Fire Preparedness	43,343	43,348

Voted Appropriation Description: This sub-vote provides for the fire preparedness activities, including fire prevention, fire operations, strategic initiatives, corporate wildfire services, wildfire risk and litigation, research and innovation, partnerships and strategic engagement, Geographic Information System, and organizational development. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	116,551	116,588

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection, and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, ecosystem restoration, water, soil, mining resources, and recreation; hunting, angling, and trapping; regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource organizations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	825	842
Corporate Services	65,533	66,187
	66,358	67,029

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests; a Parliamentary Secretary if established; the deputy ministers’ offices and services related to the Columbia River Treaty; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; legal and litigation support services; and revenue collection. Costs may be recovered from the revenue raised from the proceeds of the sale of electricity related to the Columbia River Treaty. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	417,528	430,989

MINISTRY OF FORESTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 31 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	136,310	194,285

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 31 — FIRE MANAGEMENT	136,310	194,285

MINISTRY OF FORESTS

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	233,816	206,742

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	500

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	322,189	334,281
Operating Costs	409,735	413,089
Government Transfers	137,823	144,820
Other Expenses	183,345	181,996
Internal Recoveries	(47,250)	(46,307)
External Recoveries	(218,168)	(195,363)
TOTAL OPERATING EXPENSES	787,674	832,516

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	655,882	685,732
OPERATING TRANSACTIONS
Revenue	344,050	260,482
Expense	(264,642)	(236,625)
Internal and External Recoveries	30,826	29,883
Net Revenue (Expense)	110,234	53,740

Difference Between 2021/22 Estimates and Projected Actual Net Revenue (Expense)	73,836

Transfer from (to) the General Fund	(140,000)	(180,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(105,816)	(96,347)
Capital Expenditures	(49,851)	(40,671)
Net Cash Source (Requirement)	(155,667)	(137,018)
Difference Between 2021/22 Estimates and Projected Actual Net Cash Source (Requirement)	14,858	—
Working Capital Adjustments and Other Spending Authority Committed[3]	126,589	94,260
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	685,732	516,714

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure and costs incurred for the accommodation of Indigenous interests directly related to the sale in fee simple, rental, lease, or exchange of Crown lands. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	107,980	100,825
Less: Cost of Development	(862)	(1,216)
	107,118	99,609
Expense	(20)	(500)
Net Revenue (Expense)	107,098	99,109

FREE CROWN GRANTS AND NOMINAL RENT TENURES[3]
Expense: [4]
– Ministry of Advanced Education and Skills Training	(1)	(1)
– Ministry of Attorney General	(1)	(1)
– Ministry of Education and Child Care	(1)	(1)
– Ministry of Environment and Climate Change Strategy	(1)	(1)
– Ministry of Forests	(223)	(670)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Economic Recovery and Innovation	(1)	(1)
– Ministry of Municipal Affairs	(8,222)	(3,450)
– Ministry of Social Development and Poverty Reduction	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(2,693)
– Renewal of Nominal Rent Tenures	(94,128)	(100,263)
– First Nations Contingency	(2,250)	(2,150)
– Contingency	(1)	(1)
Total Expense	(104,832)	(109,234)
Internal and External Recoveries	104,832	109,234
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(107,098)	(99,109)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	50,000	50,000

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]	Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

[4]	The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2022/23 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies and costs related to the sustainable development, and promotion of safe and responsible use of provincial off-road vehicle trail networks. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, stumpage levies, and registration fees for off-road vehicles.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	12,359	12,359
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,025)	(1,025)
Internal and External Recoveries	1,025	1,025
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	12,359	12,359

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

INTEGRATED RESOURCE OPERATIONS

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,500	6,500
Receipts	(6,500)	(6,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATION
Vote 32 — Ministry Operations	23,734,970	25,308,645

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	23,882,220	25,455,895

CAPITAL EXPENDITURES [2]	242	30
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Health Programs	23,617,674	25,730,846	(558,673)	25,172,173
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	264,546	287,740	(4,018)	283,722
Health Special Account	147,250	147,250	—	147,250
TOTAL OPERATING EXPENSES	23,882,220	26,018,586	(562,691)	25,455,895

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	242	30	—	30
TOTAL	242	30	—	30

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 32 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	16,547,635	17,539,818
Medical Services Plan	5,550,427	6,069,225
PharmaCare	1,470,454	1,513,972
Health Benefits Operations	49,158	49,158
	23,617,674	25,172,173

Voted Appropriations Description: This sub-vote provides for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Costs may be recovered from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement. Costs may also be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description:   This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,032	1,049
Stewardship and Corporate Services	263,514	282,673
	264,546	283,722

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and the Parliamentary Secretary for Seniors Services and Long-Term Care. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; administration, registration, record maintenance, certification, statistical analysis, and reporting births, deaths, and marriages occurring in the province through Vital Statistics; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	23,734,970	25,308,645

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	155,586	160,450
Operating Costs	159,714	180,050
Government Transfers	24,171,963	25,687,826
Other Expenses	150,122	150,122
Internal Recoveries	(154,540)	(159,862)
External Recoveries	(600,625)	(562,691)
TOTAL OPERATING EXPENSES	23,882,220	25,455,895

MINISTRY OF HEALTH

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	—	—

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to guide the Province of British Columbia’s efforts towards true, lasting reconciliation with Indigenous Peoples in British Columbia. The ministry works towards reconciliation with First Nations, Métis, and Inuit peoples through the implementation of the United Nations Declaration on the Rights of Indigenous Peoples, and treaties, agreements, partnerships, and other social and economic initiatives.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATIONS
Vote 33 — Ministry Operations	49,436	49,815
Vote 34 — Treaty and Other Agreements Funding	117,063	115,629
Vote 35 — Declaration Act Secretariat	—	3,213

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,642	1,686
First Nations Clean Energy Business Fund Special Account	9,268	7,576

OPERATING EXPENSES	177,409	177,919

CAPITAL EXPENDITURES [2]	1	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	32,570	34,260
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Negotiations and Regional Operations Division	15,341	15,343	(2)	15,341
Strategic Partnerships and Initiatives Division	18,337	18,441	(2)	18,439
Reconciliation Transformation and Strategies Division	3,260	3,262	(2)	3,260
Executive and Support Services	12,498	12,777	(2)	12,775
Treaty and Other Agreements Funding	117,063	232,916	(117,287)	115,629
Declaration Act Secretariat	—	3,215	(2)	3,213
First Citizens Fund Special Account	1,642	1,686	—	1,686
First Nations Clean Energy Business Fund Special Account	9,268	7,578	(2)	7,576
TOTAL OPERATING EXPENSES	177,409	295,218	(117,299)	177,919

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1	3	—	3
TOTAL	1	3	—	3

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	32,570	34,260	—	34,260
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	32,570	34,260	—	34,260

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Treaty and Other Agreements Funding	—	101,000	(101,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	101,000	(101,000)	—

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 33 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations Division, Strategic Partnerships and Initiatives Division, Reconciliation Transformation and Strategies Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS DIVISION

Voted Appropriation
Negotiations and Regional Operations Division	15,341	15,341

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, comprehensive reconciliation agreements, revenue-sharing agreements, and other agreements with First Nations, Indigenous Peoples and organizations, and the federal government. In addition, this sub-vote will support negotiation policy development, including emerging policy directives that strive to achieve rights, recognition, and reconciliation outcomes. This sub-vote also provides for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous Peoples, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous Peoples consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of Victoria-based and regional offices that execute negotiations, agreement implementation, operations, and relationship management approaches. Regional offices support agencies across government at the regional level to coordinate engagements with First Nations and Indigenous Peoples, including providing day-to-day advice on relationships with First Nations and Indigenous Peoples, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	18,337	18,439

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous Peoples through negotiations both inside and outside the treaty process considered strategically important to furthering the socio-cultural and socio-economic priorities of government, including revenue sharing. This sub-vote also supports community support and emergency management; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, including land transfers; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, Indigenous communities and organizations, provincial ministries, and key stakeholders with the aim of accommodating First Nation and Indigenous interests and promoting collaboration and coordination on Indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to address the socio-economic gaps between Indigenous Peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Indigenous Peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in fiscal policy development, relationship building, cultural initiatives, community development and innovation, support to Indigenous leadership and advisory bodies, and for administration of the First Citizens Fund, the First Nations Clean Energy Business Fund special account, and related transfers. This sub-vote also provides support for the policy development of a new fiscal relationship framework and accompanying revenue-sharing policy frameworks with Indigenous Peoples in British Columbia. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

RECONCILIATION TRANSFORMATION AND STRATEGIES DIVISION

Voted Appropriation
Reconciliation Transformation and Strategies Division	3,260	3,260

Voted Appropriation Description: This sub-vote provides for work across government to guide the adoption of the United Nations Declaration on the Rights of Indigenous Peoples, the Truth and Reconciliation Commission of Canada: Calls to Action, and supports the implementation of the Tsilhqot’in Supreme Court Decision and learnings from other relevant case law. This sub-vote provides for the identification and pursuit of key cross-government linkages to support alignment and collaboration, including the development of education, tools, and resources for the public service and external engagement approaches. This sub-vote also provides for the implementation of the Declaration on the Rights of Indigenous Peoples Act (Declaration Act), and provides for the engagement processes towards, and the development of, the government’s reconciliation vision and to lead the necessary transformation associated with this vision. This sub-vote also provides for the development of treaty and non-treaty-related governance mandates, including supporting treaty and non-treaty-related policy work; collaboration with the federal government and Indigenous governments and organizations; and working with internal and external partners and stakeholders to identify and help drive economic growth and opportunities. This sub-vote provides for strategic advice and coordination to help drive economic growth and opportunities in Indigenous communities that support meaningful advancement of self-determination outcomes. This sub-vote provides for development, cross-ministry coordination, implementation, and monitoring of Indigenous and external stakeholders and intergovernmental engagement. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	978	993
Corporate Services	11,520	11,782
	12,498	12,775

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation; executive support, including the deputy minister’s office; delivering planning and support focused on reconciliation and major government initiatives and corporate administration. This sub-vote also funds the ministry’s strategic, service, and internal communications planning efforts; and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 33 — MINISTRY OPERATIONS	49,436	49,815

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 34 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriations
Treaty and Other Agreements Funding	3,482	3,913
Non Treaty Funding	113,581	111,716
	117,063	115,629

Voted Appropriations Description: This sub-vote provides for transfers and costs to First Nations, Indigenous Peoples and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. This sub-vote also provides for costs associated with acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Costs may be recovered from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources. Costs may also be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote.

VOTE 34 — TREATY AND OTHER AGREEMENTS FUNDING	117,063	115,629

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 35 — DECLARATION ACT SECRETARIAT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Declaration Act Secretariat.

DECLARATION ACT SECRETARIAT

Voted Appropriation
Declaration Act Secretariat	—	3,213

Voted Appropriation Description: This sub-vote provides for the operations of the Declaration Act Secretariat, including the facilitation, coordination, and guidance to meet the alignment of laws obligations under the Declaration on the Rights of Indigenous Peoples Act (Declaration Act), including policy and legislative process reform and guidance to government on ensuring that measures align with the United Nations Declaration on the Rights of Indigenous Peoples are taken in consultation and cooperation with Indigenous Peoples. In addition, this sub-vote provides for engagement with Indigenous Peoples to implement the Declaration on the Rights of Indigenous Peoples Act and align laws with the United Nations Declaration on the Rights of Indigenous Peoples and to do so in consultation and cooperation with Indigenous Peoples. This sub-vote provides for executive support, including executive services, delivering planning and support focused on major government initiatives and corporate administration. This sub-vote also provides for the Secretariat’s strategic, service, and internal communications planning efforts; and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for finance, administrative, human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 35 — DECLARATION ACT SECRETARIAT	—	3,213

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	1,642	1,686

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	9,268	7,576

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,144	30,703
Operating Costs	8,422	9,977
Government Transfers	225,917	251,755
Other Expenses	2,458	2,940
Internal Recoveries	(156)	(157)
External Recoveries	(88,376)	(117,299)
TOTAL OPERATING EXPENSES	177,409	177,919

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $66.5 million which is not permitted to be spent. The account promotes the economic, educational, and cultural well-being of Indigenous Peoples who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	716	716
OPERATING TRANSACTIONS
Revenue	1,642	1,686
Expense	(1,642)	(1,686)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	716	716

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	8,236	7,389
OPERATING TRANSACTIONS
Revenue	8,421	7,478
Expense	(9,271)	(7,579)
Internal and External Recoveries	3	3
Net Revenue (Expense)	(847)	(98)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,389	7,291

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

TREATY AND OTHER AGREEMENTS FUNDING

LAND TRANSFERS — Disbursements represent expenditures for acquisition, administration, and disposal of land and other assets as a result of the settlement of treaties, incremental treaties, and other agreements. Negotiation and implementation costs are funded through the ministry’s voted appropriations.

Disbursements	32,570	34,260
Receipts	—	—
Net Cash Requirement (Source)	32,570	34,260

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

TREATY AND OTHER AGREEMENTS FUNDING

BRITISH COLUMBIA FIRST NATIONS GAMING REVENUE SHARING LIMITED PARTNERSHIP — Disbursements are provided by the province to the British Columbia First Nations Gaming Revenue Sharing Limited Partnership (Partnership) or to a limited partner of the Partnership at the written request of the Partnership as per the formula set out in the Gaming Control Act, further supported by the Long-term First Nations Gaming Revenue Sharing and Financial Agreement in respect of a portion of the actual net income (receipts) of the British Columbia Lottery Corporation collected on behalf of the Partnership under the Gaming Control Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	58,059	101,000
Receipts	(58,059)	(101,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

The mission of the Ministry of Jobs, Economic Recovery and Innovation incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth, job creation and community transition, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATION
Vote 36 — Ministry Operations	106,471	110,426

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	106,971	110,926

CAPITAL EXPENDITURES [2]	1	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Trade and Industry Development	25,903	28,383	(4)	28,379
Small Business and Economic Development	7,454	7,458	(4)	7,454
Investment and Innovation	12,063	13,032	(3)	13,029
Regional Development	27,391	27,393	(2)	27,391
Transfers to Crown Corporations and Agencies	25,640	25,640	—	25,640
Executive and Support Services	8,020	8,536	(3)	8,533
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	106,971	110,942	(16)	110,926

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	3	—	3

TOTAL	1	3	—	3

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 36 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Trade and Industry Development, Small Business and Economic Development, Investment and Innovation, Regional Development, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TRADE AND INDUSTRY DEVELOPMENT

Voted Appropriation
Trade and Industry Development	25,903	28,379

Voted Appropriation Description: This sub-vote provides for the facilitation of trade development and investment attraction to advance strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; and the operation of the province’s international network of trade offices. This sub-vote supports the development and delivery of outbound trade and investment missions in conjunction with public and private sector partners and programming to assist British Columbia based companies to conduct international business. This sub-vote provides for domestic and international partnerships with public and private sector organizations with the aim of better alignment and efficiency in achieving the province’s trade and investment objectives. This sub-vote provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. This sub-vote provides for the development of research and analysis to support effective market and sector strategies that will benefit all regions of the province. This sub-vote also provides support for the development and implementation of strategies to strengthen domestic industries across a range of sectors, including core and emerging industries through research, business intelligence, strategy and support for industry growth, and acts as lead in working with Forestry Innovation Investment Ltd. This sub-vote provides for operational and industry support activities related to the implementation of mass timber and construction innovation. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS AND ECONOMIC DEVELOPMENT

Voted Appropriation
Small Business and Economic Development	7,454	7,454

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia. This sub-vote also provides for operational, programming, and research activities related to small business; the operation of the Small Business Roundtable; the provision of strategic direction to the province regarding advancing economic development, increasing productivity and competitiveness, and streamlining access to government services; and the development and implementation of comprehensive economic strategies, initiatives, provincial plans, and policies and legislation. This sub-vote also provides for the delivery of regional and provincial economic development programs and services to foster economic growth and job creation; the development and delivery of geographic market strategies and sector strategies, as well as the support for the operations of the Indigenous Business and Investment Council. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

INVESTMENT AND INNOVATION

Voted Appropriation
Investment and Innovation	12,063	13,029

Voted Appropriation Description: This sub-vote provides for the coordination of investment programming and working with investors to facilitate investment in British Columbia, including working with stakeholders to identify barriers impeding investment projects and working to overcome them, including acting as lead in working with InBC Investment Corp. This sub-vote also provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act. This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; and providing strategic direction to remove barriers to innovation and commercialization, including acting as lead in working with Innovate BC. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

REGIONAL DEVELOPMENT

Voted Appropriation
Regional Development	27,391	27,391

Voted Appropriation Description: This sub-vote provides for the delivery of regional development programs and services; regional economic development; and community transition services for significant economic disruptions, such as major job losses. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, other public-sector organizations, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Forestry Innovation Investment Ltd.	19,550	19,550
Innovate BC	6,090	6,090
	25,640	25,640

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including Forestry Innovation Investment Ltd. and Innovate BC.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,212	1,230
Corporate Services	6,808	7,303
	8,020	8,533

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Economic Recovery and Innovation and the Minister of State for Trade, and for the Parliamentary Secretary for Technology and Innovation and the Parliamentary Secretary for Regional Development. This sub-vote also provides for executive direction of the Ministry of Jobs, Economic Recovery and Innovation and administrative services for the operating programs of the Ministry of Jobs, Economic Recovery and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	106,471	110,426

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	33,209	36,555
Operating Costs	11,736	17,931
Government Transfers	63,091	57,441
Other Expenses	121	188
Internal Recoveries	(1,172)	(1,173)
External Recoveries	(14)	(16)
TOTAL OPERATING EXPENSES	106,971	110,926

MINISTRY OF JOBS, ECONOMIC RECOVERY AND INNOVATION

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	935	935
OPERATING TRANSACTIONS
Revenue	500	500
Expense	(500)	(500)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	935	935

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to promote fair, healthy, and safe labour and employment relationships in support of a strong, sustainable, and inclusive economy and to ensure provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATION
Vote 37 — Ministry Operations	17,374	17,423

OPERATING EXPENSES	17,374	17,423

CAPITAL EXPENDITURES [2]	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ⁴	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Labour Programs	15,787	47,128	(31,300)	15,828
Executive and Support Services	1,587	1,950	(355)	1,595

TOTAL OPERATING EXPENSES	17,374	49,078	(31,655)	17,423

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Labour Programs	3	3	—	3

TOTAL	3	3	—	3

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 37 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	14,010	14,010
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	1,776	1,817
	15,787	15,828

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations through the administration of the Workers Compensation Act, the Employment Standards Act, the Temporary Foreign Worker Protection Act, and the Labour Relations Code; the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives; and worker support programs. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers Compensation Act. Costs may also be recovered from ministries, Crown corporations and agencies, and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	630	638
Corporate Services	957	957
	1,587	1,595

Voted Appropriations Description: This sub-vote provides for the offices for the Minister of Labour and for the Parliamentary Secretary for New Economy. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic Recovery and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	17,374	17,423

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	38,300	38,308
Operating Costs	10,219	10,260
Government Transfers	59	59
Other Expenses	456	456
Internal Recoveries	(5)	(5)
External Recoveries	(31,655)	(31,655)
TOTAL OPERATING EXPENSES	17,374	17,423

MINISTRY OF LAND, WATER AND RESOURCE STEWARDSHIP

The mission of the Ministry of Land, Water and Resource Stewardship is to integrate land and natural resource management, including objective setting for land and marine environments, effectively managing cumulative effects, and advancing reconciliation with Indigenous Peoples, environmental sustainability, and economic growth.

MINISTRY SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 38 — Ministry Operations	82,008	92,008

OPERATING EXPENSES	82,008	92,008
CAPITAL EXPENDITURES [2]	—	245
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LAND, WATER AND RESOURCE STEWARDSHIP

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Land Use Policy and Planning and Terrestrial Ecosystems	42,031	44,549	(1,486)	43,063
Watershed, Aquatic Ecosystems, Fisheries and Coastal Policy and Planning	5,998	6,833	(2)	6,831
Information, Innovation and Technology	21,828	25,589	(3,668)	21,921
Reconciliation and Natural Resource Sector Policy	497	1,837	(2)	1,835
Natural Resource Sector Secretariat	3,836	5,335	(2)	5,333
Executive and Support Services	7,818	13,027	(2)	13,025

TOTAL OPERATING EXPENSES	82,008	97,170	(5,162)	92,008

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	—	245	—	245

TOTAL	—	245	—	245

MINISTRY OF LAND, WATER AND RESOURCE STEWARDSHIP

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 38 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Land Use Policy and Planning and Terrestrial Ecosystems; Watershed, Aquatic Ecosystems, Fisheries and Coastal Policy and Planning; Information, Innovation and Technology; Reconciliation and Natural Resource Sector Policy; Natural Resource Sector Secretariat; and Executive and Support Services.

LAND USE POLICY AND PLANNING AND TERRESTRIAL ECOSYSTEMS

Voted Appropriation
Land Use Policy and Planning and Terrestrial Ecosystems	42,031	43,063

Voted Appropriation Description: This sub-vote provides for land use planning activities and initiatives; species at risk recovery; effectiveness monitoring and reporting activities and outcomes related to this vote; cumulative effects; terrestrial resource stewardship activities, including legislation, policies, management, governance framework, protection, restoration, inventorying, enhancing, maintaining, and practices in relation to wildlife and habitat, invasive species, ecosystems, and biodiversity; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all natural resource values; supporting and leading outreach programs to integrate natural resource management into industry, municipal, and regional planning and development programs; and promoting Indigenous communities’, public and stakeholder awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for acquisition, collection, recording, management, interpretation, standardization, and coordination of natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; leadership and support of Indigenous initiatives and forums; and the operation of regional offices that provide client assistance with access to natural resource organizations. Costs may be recovered from ministries, other entities within government, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

WATERSHED, AQUATIC ECOSYSTEMS, FISHERIES AND COASTAL POLICY AND PLANNING

Voted Appropriation
Watershed, Aquatic Ecosystems, Fisheries and Coastal Policy and Planning	5,998	6,831

Voted Appropriation Description: This sub-vote provides for the management and protection of the province’s surface and ground water and ecosystems, and aquatic resource stewardship activities, including legislation, policies, planning, management, governance framework, protection, restoration, inventorying, enhancing, maintaining, and practices in relation to the conservation and management of aquatic biodiversity, fish species and their habitats, aquatic invasive species, and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all aquatic natural resource values, such as the aquatic invasive species defence program; aquatic species at risk recovery; supporting and leading outreach programs to integrate water management into industry, municipal, and regional planning and development programs; promoting Indigenous communities’, public and stakeholder awareness and understanding of the state and wise use of water; acquisition, collection, recording, management, interpretation, standardization, and coordination of water and natural resource related inventories and data within the ministry and from other ministries; and transboundary waters management. This sub-vote also provides for coastal and marine planning and policy; fisheries, seafood and aquaculture related activities, including planning, establishing, and ensuring program compliance with federal-provincial agreements and legislation related to a competitive and profitable fishery and aquaculture sector; and legislation, planning, policy, and regulatory development. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, licensees, and individuals for activities described within this sub-vote.

INFORMATION, INNOVATION AND TECHNOLOGY

Voted Appropriation
Information, Innovation and Technology	21,828	21,921

Voted Appropriation Description: This sub-vote provides for corporate governance, planning, and management in relation to information management/information technology innovation, transformation, and service delivery for the natural resource ministries. This sub-vote also provides for provincial resource information and mapping; leadership, services, advice, and support in relation to digital services of information management/information technology and business processes; library services to the natural resource sector; and development of knowledge management networks and environmental information management systems internal and external to the ministry. Costs may be recovered from special accounts, ministries, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF LAND, WATER AND RESOURCE STEWARDSHIP

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

RECONCILIATION AND NATURAL RESOURCE SECTOR POLICY

Voted Appropriation
Reconciliation and Natural Resource Sector Policy	497	1,835

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-sector policy, including legislation, planning, and policy development; leadership and support in areas related to natural resource sector commitments to reconciliation with First Nations, including developing First Nations related natural resource policy, guidance, and procedures to meet legal obligations and enhance First Nations participation in land and marine environment management and the natural resource economy; and developing policy and guidance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

NATURAL RESOURCE SECTOR SECRETARIAT

Voted Appropriation
Natural Resource Sector Secretariat	3,836	5,333

Voted Appropriation Description: This sub-vote provides for ministry and sector business innovation activities, including strategic planning, systems planning, business process review and improvement and planning, and policy development; coordination of intergovernmental relations; coordination and change management activities; program evaluation; and socio-economic and regulatory impact analysis. This sub-vote also provides for support of sector governance structures and other services provided to other natural resource ministries. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	290	614
Corporate Services	7,528	12,411
	7,818	13,025

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Land, Water and Resource Stewardship; the Parliamentary Secretary for Fisheries and Aquaculture; executive and executive support, including the deputy minister’s office, corporate administration, executive direction to the ministry, finance, strategic human resources, asset and infrastructure, information and privacy, legislation, and initiatives; legal and litigation support services; and corporate services provided to other natural resource ministries. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	82,008	92,008

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	87,064	113,177
Operating Costs	20,125	28,923
Government Transfers	3,430	3,530
Other Expenses	1,745	1,767
Internal Recoveries	(25,202)	(50,227)
External Recoveries	(5,154)	(5,162)
TOTAL OPERATING EXPENSES	82,008	92,008

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 39 — Ministry Operations	21,381	24,602

OPERATING EXPENSES	21,381	24,602

CAPITAL EXPENDITURES [2]	1	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Policy Development, Research, Monitoring and Evaluation	18,785	21,842	(288)	21,554
Executive and Support Services	2,596	3,048	—	3,048

TOTAL OPERATING EXPENSES	21,381	24,890	(288)	24,602

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	1	3	—	3

TOTAL	1	3	—	3

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 39 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation; and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	18,785	21,554

Voted Appropriation Description: This sub-vote provides for policy development, research, program monitoring and evaluation, partnerships with other organizations, and other activities related to mental health and addictions services. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	631	639
Corporate Services	1,965	2,409
	2,596	3,048

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Mental Health and Addictions and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 39 — MINISTRY OPERATIONS	21,381	24,602

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,127	15,243
Operating Costs	3,488	3,637
Government Transfers	6,000	6,000
Other Expenses	3,011	11
Internal Recoveries	(95)	(1)
External Recoveries	(150)	(288)
TOTAL OPERATING EXPENSES	21,381	24,602

MINISTRY OF MUNICIPAL AFFAIRS

The mission of the Ministry of Municipal Affairs is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities; support newcomers to settle and integrate into the province; facilitate economic integration to address British Columbia’s labour market needs; and attract international entrepreneurs.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATION
Vote 40 — Ministry Operations	297,670	247,545

STATUTORY APPROPRIATION
University Endowment Lands Administration Account Special Account	10,668	12,269

OPERATING EXPENSES	308,338	259,814
CAPITAL EXPENDITURES [2]	2,601	2,354
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Local Government	270,950	416,847	(196,347)	220,500
Immigration Services and Strategic Planning	19,117	168,830	(149,702)	19,128
Executive and Support Services	7,603	7,920	(3)	7,917
University Endowment Lands Administration Account Special Account	10,668	12,269	—	12,269
TOTAL OPERATING EXPENSES	308,338	605,866	(346,052)	259,814

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Executive and Support Services	316	69	—	69
University Endowment Lands Administration Account Special Account	2,285	2,285	—	2,285
TOTAL	2,601	2,354	—	2,354

MINISTRY OF MUNICIPAL AFFAIRS

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 40 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Immigration Services and Strategic Planning, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	265,353	214,300
University Endowment Lands	5,597	6,200
	270,950	220,500

Voted Appropriations Description: This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands, and for funding to support the public library system. Costs may be recovered from special accounts, ministries, organizations within the government reporting entity, other organizations, and local and federal governments for activities described within this sub-vote.

IMMIGRATION SERVICES AND STRATEGIC PLANNING

Voted Appropriations
Strategic Planning	530	530
Workforce and Immigration	16,905	16,916
Community Gaming Grants	1,682	1,682
	19,117	19,128

Voted Appropriations Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to administration of the British Columbia Provincial Nominee Program and immigrant settlement and integration services, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia; and Part 6 of the Gaming Control Act, as well as the distribution of gaming proceeds through community gaming grants. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, the British Columbia Lottery Corporation, other organizations, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	620	629
Corporate Services	6,983	7,288
	7,603	7,917

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Municipal Affairs. This sub-vote also provides for executive support of the Ministry of Jobs, Economic Recovery and Innovation; the Ministry of Labour; the Ministry of Municipal Affairs; and the Ministry of Tourism, Arts, Culture and Sport; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	297,670	247,545

MINISTRY OF MUNICIPAL AFFAIRS

STATUTORY DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: University Endowment Lands Administration Account.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	10,668	12,269

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,039	31,599
Operating Costs	13,475	14,620
Government Transfers	607,252	559,414
Other Expenses	10,901	12,506
Internal Recoveries	(10,673)	(12,273)
External Recoveries	(341,656)	(346,052)
TOTAL OPERATING EXPENSES	308,338	259,814

MINISTRY OF MUNICIPAL AFFAIRS

SPECIAL ACCOUNTS1

($000)

Estimates 2021/22	Estimates 2022/23

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	24,388	22,321
OPERATING TRANSACTIONS
Revenue	10,668	12,269
Expense	(10,668)	(12,269)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS	—	—
Receipts
Disbursements	—	—
Capital Expenditures	(2,285)	(2,285)
Net Cash Source (Requirement)	(2,285)	(2,285)
Working Capital Adjustments and Other Spending Authority Committed [3]	218	296
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	22,321	20,332

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]

The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

[3]

The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs, to administer regulations for the liquor and cannabis industries, to ensure that the public has confidence in British Columbia's gaming sector, and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATIONS
Vote 41 — Ministry Operations	849,613	942,252
Vote 42 — Emergency Program Act	36,420	436,420

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	40	269
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	900,858	1,393,726

CAPITAL EXPENDITURES [2]	2,542	3,664
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ⁴	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

⁴	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Corrections	262,742	265,706	(4,045)	261,661
Policing and Security	415,178	531,455	(52,251)	479,204
Victim Services and Crime Prevention	63,715	66,536	(300)	66,236
BC Coroners Service	17,569	21,461	(2)	21,459
RoadSafetyBC	18,311	32,399	(4,589)	27,810
Liquor and Cannabis Regulation	1	12,540	(12,539)	1
Gaming Policy and Enforcement	19,539	122,336	(102,772)	19,564
Cannabis, Consumer Protection and Corporate Policy	3,521	3,540	(2)	3,538
Emergency Management BC	30,899	55,082	(10,491)	44,591
Executive and Support Services	18,138	18,190	(2)	18,188
Emergency Program Act	36,420	436,421	(1)	436,420
Civil Forfeiture Account Special Account	40	7,770	(7,501)	269
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	900,858	1,588,221	(194,495)	1,393,726

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Corrections	1,062	1,062	—	1,062
BC Coroners Service	35	47	—	47
Emergency Management BC	550	1,209	—	1,209
Executive and Support Services	895	1,346	—	1,346

TOTAL	2,542	3,664	—	3,664

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections; Policing and Security; Victim Services and Crime Prevention; BC Coroners Service; RoadSafetyBC; Liquor and Cannabis Regulation; Gaming Policy and Enforcement; Cannabis, Consumer Protection and Corporate Policy; Emergency Management BC; and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	262,742	261,661

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	415,178	479,204

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; development and administration of policy and legislation regarding cannabis enforcement, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	63,715	66,236

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	17,569	21,459

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children's deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests and Death Review Panels; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	18,311	27,810

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia's decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

LIQUOR AND CANNABIS REGULATION

Voted Appropriation
Liquor and Cannabis Regulation	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement of cannabis and liquor in support of the Liquor Control and Licensing Act and regulations, and the Cannabis Control and Licensing Act and regulations to establish and operate ongoing programs to reduce the incidence of underage consumption and increase public awareness about responsible consumption. Costs may be recovered from ministries, Crown agencies, licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,538	19,563
Distribution of Gaming Proceeds	1	1
	19,539	19,564

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province's gaming initiatives; the province's responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. This sub-vote also provides for the activities of the cross-government Compliance and Enforcement Secretariat. Costs related to the Secretariat's activities may be recovered from ministries and Crown agencies. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

CANNABIS, CONSUMER PROTECTION AND CORPORATE POLICY

Voted Appropriation
Cannabis, Consumer Protection and Corporate Policy	3,521	3,538

Voted Appropriation Description: This sub-vote provides service planning for the Ministry of Public Safety and Solicitor General, development of policy and legislation regarding consumer protection, oversight of delegated consumer protection authorities, and the development of policy and legislation regarding cannabis, as well as stakeholder consultation and public engagement. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	30,899	44,591

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency management planning and preparedness, emergency management policy development, disaster risk reduction, and disaster mitigation activities. Mitigation activities include flood, fire, and other hazards and disasters; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the coordination of recovery from wildfire and other provincial disasters, including community engagement and recovery plans and actions. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister's Office	829	842
Corporate Services	17,309	17,346
	18,138	18,188

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General; executive direction of the ministry, including the Deputy Solicitor General's office and the Deputy Minister of Emergency Management BC's office; the Parliamentary Secretary for Emergency Preparedness; general services to support program delivery; policy development; and management services for the ministry, including oversight of Crown corporations, and for the Ministry of Attorney General, including financial administration, facilities management, and organizational development. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	849,613	942,252

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 42 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	36,420	436,420

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 42 — EMERGENCY PROGRAM ACT	36,420	436,420

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	40	269

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	317,834	329,212
Operating Costs	91,699	99,023
Government Transfers	623,791	1,157,698
Other Expenses	19,422	20,082
Internal Recoveries	(17,793)	(17,794)
External Recoveries	(134,095)	(194,495)
TOTAL OPERATING EXPENSES	900,858	1,393,726

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the Act is to suppress unlawful activities by removing the associated economic incentive and to fund crime prevention, crime remediation, and victim compensation initiatives. The account is established to receive the liquidated value of forfeited assets and to distribute the net revenue in the form of grants. The net revenue represents the excess of recoveries over expenses in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	5,271	5,231
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(7,541)	(7,770)
Internal and External Recoveries	7,501	7,501
Net Revenue (Expense)	(40)	(269)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	5,231	4,962

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry's voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,127	2,256
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,256	2,385

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.
[3]	The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry's voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,425	2,425
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,425	2,425

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada, fines issued under the Controlled Drugs and Substances Act, the Cannabis Act, and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry's voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	31,007	29,503
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	29,503	27,999

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATION
Vote 43 — Ministry Operations	4,360,434	4,456,033
OPERATING EXPENSES	4,360,434	4,456,033

CAPITAL EXPENDITURES [2]	2,313	1,822
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Income Assistance	3,027,205	3,099,994	(20,914)	3,079,080
Employment	29,169	374,334	(345,165)	29,169
Community Living Services	1,290,394	1,333,103	(1)	1,333,102
Employment and Assistance Appeal Tribunal	1,849	1,849	—	1,849
Executive and Support Services	11,817	12,873	(40)	12,833
TOTAL OPERATING EXPENSES	4,360,434	4,822,153	(366,120)	4,456,033

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	2,313	1,822	—	1,822
TOTAL	2,313	1,822	—	1,822

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 43 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	154,624	172,087
Temporary Assistance	547,417	559,921
Disability Assistance	1,871,895	1,895,915
Supplementary Assistance	453,269	451,157
	3,027,205	3,079,080

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from the Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote. Costs may also be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,168	29,168
Labour Market Development Agreement	1	1
	29,169	29,169

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	1,290,394	1,333,102

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,849	1,849

Voted Appropriation Description: This sub-vote provides for the operation and administration of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry's reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry's reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister's Office	739	749
Corporate Services	11,078	12,084
	11,817	12,833

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Accessibility and the Parliamentary Secretary for Community Development and Non-Profits. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote provides for strategic planning, research and development of accessibility legislation and associated initiatives, an Accessibility Directorate, and poverty reduction initiatives. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	4,360,434	4,456,033

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	155,795	174,483
Operating Costs	62,886	63,880
Government Transfers	4,511,022	4,594,297
Other Expenses	20,581	20,581
Internal Recoveries	(29,885)	(31,088)
External Recoveries	(359,965)	(366,120)
TOTAL OPERATING EXPENSES	4,360,434	4,456,033

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

The mission of the Ministry of Tourism, Arts, Culture and Sport is to promote growth in tourism, and integrate it with the vibrant arts, culture, and sport sectors in British Columbia for the benefit of residents, visitors, and investors. The ministry's work supports welcoming, inclusive communities that value broad opportunities for participation in sports, cultural activities, and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATION
Vote 44 — Ministry Operations	165,700	167,955

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	4,230	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200

OPERATING EXPENSES	171,130	173,385
CAPITAL EXPENDITURES [2]	1	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	600	600
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Tourism Sector Strategy	24,429	28,976	(4,547)	24,429
Arts and Culture	38,003	38,010	(2)	38,008
Sport and Creative Sector	24,698	26,253	(736)	25,517
Transfers to Crown Corporations and Agencies	76,851	78,271	—	78,271
Executive and Support Services	1,719	1,732	(2)	1,730
BC Arts and Culture Endowment Special Account	4,230	4,230	—	4,230
Physical Fitness and Amateur Sports Fund Special Account	1,200	1,200	—	1,200

TOTAL OPERATING EXPENSES	171,130	178,672	(5,287)	173,385

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Core Business
Executive and Support Services	1	3	—	3

TOTAL	1	3	—	3

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Tourism Sector Strategy	600	600	—	600

TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	600	600	—	600

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 44 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Tourism Sector Strategy, Arts and Culture, Sport and Creative Sector, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM SECTOR STRATEGY

Voted Appropriation
Tourism Sector Strategy	24,429	24,429

Voted Appropriation Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, programs, and legislation related to tourism and/or the tourism industry in British Columbia; resort development; heritage property management; emergency response and recovery; and conservation and support to the Minister's Tourism Engagement Council. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	38,003	38,008

Voted Appropriation Description: This sub-vote provides for arts and cultural policy and programs, administration, and delivery of government programs under the Arts Council Act, and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, and individuals for activities described within this sub-vote.

SPORT AND CREATIVE SECTOR

Voted Appropriations
Sport	21,299	22,118
Creative Sector	3,399	3,399
	24,698	25,517

Voted Appropriations Description: This sub-vote provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, and the administration of the Physical Fitness and Amateur Sports Fund. This sub-vote also provides for the Office of the Athletic Commissioner. This sub-vote also provides for the support and promotion of British Columbia's creative economy and industries. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	7,001	7,001
Destination BC Corp	51,373	52,793
Knowledge Network Corporation	6,611	6,611
Royal British Columbia Museum	11,866	11,866
	76,851	78,271

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	696	707
Corporate Services	1,023	1,023
	1,719	1,730

Voted Appropriations Description: This sub-vote provides for the offices for the Minister of Tourism, Arts, Culture and Sport and for the Parliamentary Secretary for Arts and Film. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts, Culture and Sport; and administrative services for the operating programs of the Ministry of Tourism, Arts, Culture and Sport, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Economic Recovery and Innovation and the Ministry of Municipal Affairs. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

VOTE 44 — MINISTRY OPERATIONS	165,700	167,955

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	4,230	4,230

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,200	1,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	12,547	13,085
Operating Costs	1,701	1,671
Government Transfers	162,476	163,896
Other Expenses	27	26
Internal Recoveries	(6)	(6)
External Recoveries	(5,615)	(5,287)
TOTAL OPERATING EXPENSES	171,130	173,385

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	9,011	9,611
OPERATING TRANSACTIONS
Revenue	4,830	4,830
Expense	(4,230)	(4,230)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	9,611	10,211

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2021/22	2022/23

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The endowment fund has a restricted balance of $42.5 million which is not permitted to be spent. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	1,355	1,355
OPERATING TRANSACTIONS
Revenue	1,200	1,200
Expense	(1,200)	(1,200)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	1,355	1,355

NOTES

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

[2]	The Spending Authority Available at the Beginning of the Fiscal Year 2021/22 is based on the 2020/21 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS, CULTURE AND SPORT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2021/22	2022/23

TOURISM SECTOR STRATEGY

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2021/22[1]	Estimates 2022/23
VOTED APPROPRIATION
Vote 45 — Ministry Operations	916,122	955,980
OPERATING EXPENSES	916,122	955,980

CAPITAL EXPENDITURES [2]	3,506	5,005
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.
[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Transportation and Infrastructure Improvements	16,497	2,050,161	(2,020,575)	29,586
Public Transportation	327,986	1,491,272	(1,147,025)	344,247
Highway Operations	550,680	677,240	(116,060)	561,180
Commercial Transportation Regulation	3,059	4,037	(978)	3,059
Executive and Support Services	17,900	27,580	(9,672)	17,908
TOTAL OPERATING EXPENSES	916,122	4,250,290	(3,294,310)	955,980

CAPITAL EXPENDITURES	Capital Expenditures	Capital Expenditures	Receipts and P3 Liabilities	Net
Core Business
Highway Operations	3,506	5,005	—	5,005
TOTAL	3,506	5,005	—	5,005

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 45 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	13,295	26,360
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	2,334	2,346
Enhancing Economic Development	866	878
	16,497	29,586

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, and Enhancing Economic Development. Major activities include transportation and corporate policy, cross-government initiatives, service planning and performance measurement, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and land and property acquisition for provincial transportation assets and infrastructure; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act and other tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties to support transportation initiatives. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	129,697	143,600
Coastal Ferry Services	198,289	200,647
	327,986	344,247

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services, including costs incurred for providing public passenger and transportation services in, and between, various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	511,727	522,227
Commercial Vehicle Safety and Enforcement	28,283	28,283
Inland Ferries	10,670	10,670
	550,680	561,180

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the development, administration, and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, passenger transportation services and operations; payments for maintenance of highways, roads, bridge structures, ferries, and tunnels; payments for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals and related infrastructure; and transfers to other parties. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	890	890
Passenger Transportation Branch	2,168	2,168
	3,059	3,059

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch and for costs associated with the administration of the Container Trucking Act and the Passenger Transportation Act. The Container Trucking Commissioner issues, audits, and enforces container trucking licences, sets container trucking rates, and oversees key drayage industry activities. The Passenger Transportation Board reviews and approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation reviews and approves applications for passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for transfers to other parties to support passenger transportation programs. Costs may be recovered from ministries, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	1,003	1,011
Corporate Services	16,897	16,897
	17,900	17,908

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure and the Minister of State for Infrastructure; the deputy minister’s office; and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 45 — MINISTRY OPERATIONS	916,122	955,980

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	150,305	151,207
Operating Costs	3,233,793	3,710,640
Government Transfers	340,183	400,940
Other Expenses	1,165	1,160
Internal Recoveries	(13,909)	(13,657)
External Recoveries	(2,795,415)	(3,294,310)
TOTAL OPERATING EXPENSES	916,122	955,980

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates 2021/22¹	Estimates 2022/23
VOTED APPROPRIATION
Vote 46 — Management of Public Funds and Debt	1,339,774	1,378,388

OPERATING EXPENSES	1,339,774	1,378,388
CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]

For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.
[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.
[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2021/22	2022/23 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net
Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,339,771	1,379,258	(873)	1,378,385
Cost of Borrowing for Relending to Government Bodies	1	1,382,446	(1,382,445)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	48,428	(48,427)	1
TOTAL OPERATING EXPENSES	1,339,774	2,810,133	(1,431,745)	1,378,388

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,339,771	1,378,385

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with, including amounts required to be paid in respect of, financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with, including amounts to be paid in respect of, commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates 2021/22	Estimates 2022/23

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt issued in advance of requirements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements). The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,339,774	1,378,388

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
her Expenses	2,621,187	2,810,133
External Recoveries	(1,281,413)	(1,431,745)
TOTAL OPERATING EXPENSES	1,339,774	1,378,388

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2021/22[1]	2022/23
VOTED APPROPRIATIONS
Vote 47 — Contingencies (All Ministries) and New Programs	4,250,000	4,848,000
Vote 48 — Capital Funding	3,447,983	3,733,581
Vote 49 — Commissions on Collection of Public Funds	1	1
Vote 50 — Allowances for Doubtful Revenue Accounts	1	1
Vote 51 — Tax Transfers	1,871,000	2,044,000
Vote 52 — Electoral Boundaries Commission	—	2,194
Vote 53 — Forest Practices Board	3,861	3,896

OPERATING EXPENSES	9,572,846	10,631,673
CAPITAL EXPENDITURES [2]	100,000	125,150
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

[1]	For comparative purposes, figures shown for the 2021/22 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of the 2022/23 Estimates. A reconciliation of restated operating expenses and capital expenditures is presented in Schedule A.

[2]	A listing of estimated capital expenditures by ministry is presented in Schedule C.

[3]	A summary of loans, investments and other requirements by ministry is presented in Schedule D.

[4]	A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2021/22	2022/23 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	4,250,000	4,848,001	(1)	4,848,000
Capital Funding	3,447,983	3,733,588	(7)	3,733,581
Commissions on Collection of Public Funds	1	76,663	(76,662)	1
Allowances for Doubtful Revenue Accounts	1	59,631	(59,630)	1
Tax Transfers	1,871,000	2,044,000	—	2,044,000
Electoral Boundaries Commission	—	2,194	—	2,194
Forest Practices Board	3,861	3,898	(2)	3,896

TOTAL OPERATING EXPENSES	9,572,846	10,767,975	(136,302)	10,631,673

	Capital	Capital	Receipts and
CAPITAL EXPENDITURES	Expenditures	Expenditures	P3 Liabilities	Net
Voted Appropriations
Contingencies (All Ministries) and New Programs	100,000	125,150	—	125,150

TOTAL	100,000	125,150	—	125,150

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 47 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for funding related to pandemic response and economic recovery, new initiatives under the CleanBC plan, ex-gratia payments, and the funding of new programs initiated during the fiscal year. Costs may be recovered from the federal government and other parties external to the provincial government for activities funded by this vote.

OPERATING EXPENSES
General Programs	855,000	2,800,000
Pandemic and Recovery	3,250,000	2,000,000
CleanBC	145,000	48,000
	4,250,000	4,848,000
CAPITAL EXPENDITURES
Project Reserves	100,000	125,150

VOTE 48 — CAPITAL FUNDING

(Minister of Advanced Education and Skills Training; Attorney General; Minister of Education and Child Care; Minister of Health;
Minister of Tourism, Arts, Culture and Sport; and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education and Skills Training; the Attorney General; the Minister of Education and Child Care; the Minister of Health; and the Minister of Tourism, Arts, Culture and Sport to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make grants under this vote to any government organization. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization, and other votes may also provide for grants to government organizations for their capital expenditures. Costs may be recovered from other levels of government contributing to capital expenditures for which grants may be made under this vote.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education and Skills Training)	498,391	547,521
Housing (Attorney General)	388,942	433,225
Schools (Minister of Education and Child Care)	1,033,349	930,347
Health Facilities (Minister of Health)	1,406,522	1,656,542
British Columbia Pavilion Corporation (Minister of Tourism, Arts, Culture and Sport)	10,000	10,000
Royal British Columbia Museum (Minister of Tourism, Arts, Culture and Sport)	110,779	55,946
Other Capital Projects (Minister of Finance)	—	100,000
	3,447,983	3,733,581

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 49 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education and Skills Training	Minister of Indigenous Relations and Reconciliation
Minister of Agriculture and Food Attorney General	Minister of Jobs, Economic Recovery and Innovation
Minister of Children and Family Development	Minister of Labour
Minister of Citizens' Services	Minister of Land, Water and Resource Stewardship
Minister of Education and Child Care	Minister of Mental Health and Addictions
Minister of Energy, Mines and Low Carbon Innovation	Minister of Municipal Affairs
Minister of Environment and Climate Change Strategy	Minister of Public Safety and Solicitor General
Minister of Finance	Minister of Social Development and Poverty Reduction
Minister of Forests	Minister of Tourism, Arts, Culture and Sport
Minister of Health	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education and Skills Training	1	1
Ministry of Agriculture and Food	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens' Services	1	1
Ministry of Education and Child Care	1	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	66,000	69,000
Ministry of Forests	1,531	1,531
Ministry of Health	716	895
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Recovery and Innovation	1	1
Ministry of Labour	1	1
Ministry of Land, Water and Resource Stewardship	—	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Public Safety and Solicitor General	4,177	4,341
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	1	1
Recoveries	(73,317)	(76,661)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 50 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education and Skills Training	Minister of Indigenous Relations and Reconciliation
Minister of Agriculture and Food Attorney General	Minister of Jobs, Economic Recovery and Innovation
Minister of Children and Family Development	Minister of Labour
Minister of Citizens' Services	Minister of Land, Water and Resource Stewardship
Minister of Education and Child Care	Minister of Mental Health and Addictions
Minister of Energy, Mines and Low Carbon Innovation	Minister of Municipal Affairs
Minister of Environment and Climate Change Strategy	Minister of Public Safety and Solicitor General
Minister of Finance	Minister of Social Development and Poverty Reduction
Minister of Forests	Minister of Tourism, Arts, Culture and Sport
Minister of Health	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations.

The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education and Skills Training	1	1
Ministry of Agriculture and Food	1	1
Ministry of Attorney General	2,438	2,438
Ministry of Children and Family Development	50	50
Ministry of Citizens' Services	1	1
Ministry of Education and Child Care	1	1
Ministry of Energy, Mines and Low Carbon Innovation	1	1
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	30,399	33,399
Ministry of Forests	15,602	5,602
Ministry of Health	4,506	4,506
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Economic Recovery and Innovation	1	1
Ministry of Labour	1	1
Ministry of Land, Water and Resource Stewardship	—	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs	1	1
Ministry of Public Safety and Solicitor General	5,534	5,534
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts, Culture and Sport	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(66,628)	(59,629)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 51 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program included in Other Personal Income Tax Credits also incorporates amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Climate Action Tax Credits	312,000	363,000
BC Child Opportunity Benefit	410,000	425,000
Sales Tax Credits	57,500	50,000
Small Business Venture Capital Tax Credits	30,000	33,000
Other Personal Income Tax Credits	66,500	116,000
Film and Television Tax Credits	117,500	120,000
Production Services Tax Credits	666,700	714,800
Scientific Research and Experimental Development Tax Credits	101,300	97,300
Interactive Digital Media Tax Credits	71,300	80,000
Other Corporate Income Tax Credits	38,200	44,900
	1,871,000	2,044,000

VOTE 52 — ELECTORAL BOUNDARIES COMMISSION

(Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission established under the Electoral Boundaries Commission Act. The independent commission will make proposals to the Legislative Assembly as to the area, boundaries, and names for the electoral districts of British Columbia for use in provincial elections.

OPERATING EXPENSES
Electoral Boundaries Commission	—	2,194

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2021/22	2022/23

VOTE 53 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,861	3,896

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	2,475	3,136
Operating Costs	1,386	2,954
Government Transfers	5,318,983	5,777,581
Other Expenses	4,389,959	4,984,305
Internal Recoveries	(1)	(1)
External Recoveries	(139,956)	(136,302)
TOTAL OPERATING EXPENSES	9,572,846	10,631,673

SCHEDULES

A	− General Fund Operating Expenses and Capital Expenditures Reconciliation − 2021/22

B	− General Fund Special Accounts Summary

C	− Financing Transactions − Capital Expenditures

D	− Financing Transactions − Loans, Investments and Other Requirements

E	− Financing Transactions − Revenue Collected for, and Transferred to, Other Entities

F	− Summary of Ministerial Accountability for Operating Expenses

G	− Estimated Consolidated Revenue Fund Operating Result

H	− Major Service Delivery Agencies Estimated Revenues and Expenses

I	− Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 22/23

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2021/22[1]

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Advanced Education and Skills Training

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	2,592,081	504
Transfer to Ministry of Municipal Affairs
WelcomeBC funding	(140)	—
Other Adjustment
Restatement for the reclassification of federal funding	(15,000)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	2,576,941	504

Agriculture and Food (formerly Agriculture, Food and Fisheries)

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	99,837	755
Transfer to Ministry of Land, Water and Resource Stewardship
April 2022 Government Reorganization	(848)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	98,989	755

Children and Family Development

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	2,392,755	527
Transfer to Ministry of Education and Child Care
April 2022 Government Reorganization	(712,796)	—
Transfer to Ministry of Health
Integrated Child and Youth Team funding	(17,642)	—
Transfer to Ministry of Mental Health and Addictions
Reassignment of staff and funding	(276)	—
Transfer to Ministry of Social Development and Poverty Reduction
Reassignment of staff and funding	(633)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	1,661,408	527

Education and Child Care (formerly Education)

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	7,131,834	2
Transfer from Ministry of Children and Family Development
April 2022 Government Reorganization	712,796	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	7,844,630	2

Energy, Mines and Low Carbon Innovation

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	108,700	299
Transfer to Ministry of Land, Water and Resource Stewardship
April 2022 Government Reorganization	(588)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	108,112	299

Environment and Climate Change Strategy

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	301,362	35,144
Transfer from Ministry of Forests
April 2022 Government Reorganization	7,926	1,521
Transfer to Ministry of Land, Water and Resource Stewardship
April 2022 Government Reorganization	(23,733)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	285,555	36,665

[1]	The April 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 22/23

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2021/22[1]

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Forests (formerly Forests, Lands, Natural Resource Operations and Rural Development)

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	887,861	80,184
Transfer to Ministry of Environment and Climate Change Strategy
April 2022 Government Reorganization	(7,926)	(1,521)
Transfer to Ministry of Jobs, Economic Recovery and Innovation
April 2022 Government Reorganization	(27,823)	—
Transfer to Ministry of Land, Water and Resource Stewardship
April 2022 Government Reorganization	(55,535)	—
Transfer to Ministry of Tourism, Arts, Culture and Sport
April 2022 Government Reorganization	(8,903)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	787,674	78,663

Health

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	23,872,948	242
Transfer from Ministry of Children and Family Development
Integrated Child and Youth Team funding	17,642	—
Transfer to Ministry of Mental Health and Addictions
Public Communication and Engagement funding	(8,370)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	23,882,220	242

Indigenous Relations and Reconciliation

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	178,713	1
Transfer to Ministry of Land, Water and Resource Stewardship
April 2022 Government Reorganization	(1,304)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	177,409	1

Jobs, Economic Recovery and Innovation

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	79,148	1
Transfer from Ministry of Forests
April 2022 Government Reorganization	27,823	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	106,971	1

Land, Water and Resource Stewardship

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	—	—
Transfer from Ministry of Agriculture and Food
April 2022 Government Reorganization	848	—
Transfer from Ministry of Energy, Mines and Low Carbon Innovation
April 2022 Government Reorganization	588	—
Transfer from Ministry of Environment and Climate Change Strategy
April 2022 Government Reorganization	23,733	—
Transfer from Ministry of Forests
April 2022 Government Reorganization	55,535	—
Transfer from Ministry of Indigenous Relations and Reconciliation
April 2022 Government Reorganization	1,304	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	82,008	—

[1]	The April 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 22/23

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2021/22[1]

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Mental Health and Addictions

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	12,735	1
Transfer from Ministry of Children and Family Development
Reassignment of staff and funding	276	—
Transfer from Ministry of Health
Public Communication and Engagement funding	8,370	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	21,381	1

Municipal Affairs

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	308,198	2,601
Transfer from Ministry of Advanced Education and Skills Training
WelcomeBC funding	140	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	308,338	2,601

Social Development and Poverty Reduction

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	4,359,801	2,313
Transfer from Ministry of Children and Family Development
Reassignment of staff and funding	633	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	4,360,434	2,313

Tourism, Arts, Culture and Sport

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	162,227	1
Transfer from Ministry of Forests
April 2022 Government Reorganization	8,903	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	171,130	1

Transportation and Infrastructure

Total Operating Expenses and Capital Expenditures — 2021/22 Estimates	948,948	3,506
Other Adjustment
Restatement for the reclassification of federal funding	(32,826)	—
Total Operating Expenses and Capital Expenditures — 2021/22 Restated	916,122	3,506

All Special Offices, Ministries and Other Appropriations

Total General Fund Operating Expenses and Capital Expenditures — 2021/22 Estimates	58,320,000	640,887
Total Transfers from Special Offices, Ministries and Other Appropriations	866,517	1,521
Total Transfers to Special Offices, Ministries and Other Appropriations	(866,517)	(1,521)
Restatement for the reclassification of federal funding	(47,826)	—
Total General Fund Operating Expenses and Capital Expenditures — 2021/22 Restated	58,272,174	640,887

[1]	The April 2022 government reorganization transfers reflect the reallocation of resources as a result of a Constitution Act Order in Council. All other transfers or adjustments were initiated by ministries.

ESTIMATES, 22/23

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B

(for the Fiscal Year Ending March 31, 2023)

($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2022	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment[3]	March 31, 2023
Special Accounts[1]
BC Arts and Culture Endowment special account	9,611	4,830	(4,230)	—	—	—	—	10,211
BC Timber Sales Account	685,732	260,482	(206,742)	(180,000)	(96,347)	(40,671)	94,260	516,714
British Columbia Training and Education Savings Program	473,361	4,457	(30,001)	—	—	—	—	447,817
Civil Forfeiture Account	5,231	—	(269)	—	—	—	—	4,962
Corrections Work Program Account	2,256	1,350	(1,281)	—	—	—	60	2,385
Criminal Asset Management Fund	2,425	—	—	—	—	—	—	2,425
Crown Land special account	50,000	99,609	(500)	(99,109)	—	—	—	50,000
First Citizens Fund	716	1,686	(1,686)	—	—	—	—	716
First Nations Clean Energy Business Fund special account	7,389	7,478	(7,576)	—	—	—	—	7,291
Forest Stand Management Fund	12,359	—	—	—	—	—	—	12,359
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,484	12,884	(12,884)	—	—	—	—	94,484
Housing Priority Initiatives special account	300,812	785,738	(785,738)	—	—	—	—	300,812
Innovative Clean Energy Fund special account	5,582	6,000	(2,403)	—	—	—	—	9,179
Insurance and Risk Management Account	688,384	23,273	(4,630)	—	—	—	50	707,077
Long Term Disability Fund special account	781,762	90,478	(68,675)	—	—	—	—	803,565
Northern Development Fund	935	500	(500)	—	—	—	—	935
Park Enhancement Fund special account	10,986	9,900	(9,800)	—	—	(400)	—	10,686
Physical Fitness and Amateur Sports Fund	1,355	1,200	(1,200)	—	—	—	—	1,355
Production Insurance Account	50,936	31,200	(23,200)	—	—	—	—	58,936
Provincial Home Acquisition Wind Up special account	15,463	4	(10)	—	—	—	—	15,457
Public Guardian and Trustee Operating Account	21,185	10,763	(10,763)	—	—	(363)	882	21,704
Sustainable Environment Fund	5,800	27,190	(30,435)	—	—	—	—	2,555
Teachers Act Special Account	2,108	7,680	(8,863)	—	—	—	—	925
University Endowment Lands Administration Account	22,321	12,269	(12,269)	—	—	(2,285)	296	20,332
Victim Surcharge Special Account	29,503	12,000	(13,504)	—	—	—	—	27,999
	3,280,696	1,558,221	(1,384,409)	(279,109)	(96,347)	(43,719)	95,548	3,130,881
Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(44,690)	44,690	—	—	—	—	—
Production Insurance Account	—	(10,000)	10,000	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(10,763)	10,763	—	—	—	—	—
	—	(65,453)	65,453	—	—	—	—	—

Total Special Accounts (net of transfers)	3,280,696	1,492,768	(1,318,956)	(279,109)	(96,347)	(43,719)	95,548	3,130,881

[1]	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
[2]	Transfers from (to) the General Fund consist of changes in statutory spending authority.
[3]	Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.
[4]	Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements.

ESTIMATES, 22/23

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2023)
($000)

The allocation of the total voted appropriations among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted appropriations among special offices, ministries, and other appropriations. No reallocation may result in the total voted appropriations set out in this Schedule being exceeded.

					Net Cash
	Capital				Requirement
	Expenditures	P3 Liabilities	Disbursements	Receipts	(Source)
SUMMARY
Voted Appropriations	710,955	—	710,955	—	710,955
Special Accounts [1]	43,719	—	43,719	—	43,719
Service Delivery Agencies	8,524,546	(19,499)	8,505,047	(1,730,379)	6,774,668
Total	9,279,220	(19,499)	9,259,721	(1,730,379)	7,529,342

Legislative Assembly	9,473	—	9,473	—	9,473
Officers of the Legislature	2,096	—	2,096	—	2,096
Office of the Premier	3	—	3	—	3
Ministry of Advanced Education and Skills Training	504	—	504	—	504
Ministry of Agriculture and Food	1,229	—	1,229	—	1,229
Ministry of Attorney General	15,087	—	15,087	—	15,087
Ministry of Children and Family Development	1,000	—	1,000	—	1,000
Ministry of Citizens' Services	464,010	—	464,010	—	464,010
Ministry of Education and Child Care	3	—	3	—	3
Ministry of Energy, Mines and Low Carbon Innovation	586	—	586	—	586
Ministry of Environment and Climate Change Strategy	42,914	—	42,914	—	42,914
Ministry of Finance	302	—	302	—	302
Ministry of Forests	79,182	—	79,182	—	79,182
Ministry of Health	30	—	30	—	30
Ministry of Indigenous Relations and Reconciliation	3	—	3	—	3
Ministry of Jobs, Economic Recovery and Innovation	3	—	3	—	3
Ministry of Labour	3	—	3	—	3
Ministry of Land, Water and Resource Stewardship	245	—	245	—	245
Ministry of Mental Health and Addictions	3	—	3	—	3
Ministry of Municipal Affairs	2,354	—	2,354	—	2,354
Ministry of Public Safety and Solicitor General	3,664	—	3,664	—	3,664
Ministry of Social Development and Poverty Reduction	1,822	—	1,822	—	1,822
Ministry of Tourism, Arts, Culture and Sport	3	—	3	—	3
Ministry of Transportation and Infrastructure	5,005	—	5,005	—	5,005
Project Reserves [2]	125,150	—	125,150	—	125,150
General Fund Total [3]	754,674	—	754,674	—	754,674

Health Facilities	2,583,805	(1,305)	2,582,500	(703,506)	1,878,994
Schools	1,081,621	—	1,081,621	(27,371)	1,054,250
Post-secondary Institutions	1,237,357	—	1,237,357	(397,535)	839,822
Transportation	2,822,459	(18,194)	2,804,265	(601,967)	2,202,298
Social Housing	572,035	—	572,035	—	572,035
Other	227,269	—	227,269	—	227,269
Service Delivery Agencies Total [4]	8,524,546	(19,499)	8,505,047	(1,730,379)	6,774,668
Total	9,279,220	(19,499)	9,259,721	(1,730,379)	7,529,342

[1]	The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2022/23 Estimates.
[2]	Administered by the Minister of Finance.
[3]	The allocation of the total voted appropriations among categories of capital expenditures is available in the Supplement to the Estimates.
[4]	Capital expenditures of service delivery agencies are disclosed for information purposes only.

ESTIMATES, 22/23

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS[1]
(for the Fiscal Year Ending March 31, 2023)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
	Receipts	Disbursements	Requirement (Source)
SUMMARY
Voted Appropriations	(257,781)	592,742	334,961
Special Accounts	—	96,347	96,347
Service Delivery Agencies	—	1,122,900	1,122,900
Total	(257,781)	1,811,989	1,554,208

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens' Services
Strategic Real Estate Services — Development and sale of surplus properties/buildings	(1,000)	2,500	1,500
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(18,000)	7,000	(11,000)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(120,000)	300,000	180,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the province to purchase capital assets	(2,000)	2,000	—
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(1,750)	—	(1,750)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Ministry of Forests
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	96,347	96,347
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Ministry of Indigenous Relations and Reconciliation
Land Transfers — Acquisition of land and other assets for future final agreements	—	34,260	34,260
Ministry of Tourism, Arts, Culture and Sport
Tourism Development — Development of land for sale in future years	—	600	600
General Fund Total	(257,781)	689,089	431,308
Service Delivery Agencies [2]	—	1,122,900	1,122,900
Total	(257,781)	1,811,989	1,554,208

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.

[2]	The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 22/23

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [1]
(for the Fiscal Year Ending March 31, 2023)
($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

			Net Cash
	Receipts	Disbursements	Requirements (Source)
Ministry of Energy, Mines and Low Carbon Innovation
Oil and Gas Commission	(44,000)	44,000	—

Ministry of Finance
BC Transit	(18,000)	18,000	—
BC Transportation Financing Authority	(474,000)	474,000	—
Cowichan Tribes	(3,700)	3,700	—
Municipalities or Eligible Entities	(53,000)	53,000	—
Rural Areas	(430,000)	430,000	—
South Coast British Columbia Transportation Authority	(398,000)	398,000	—

Ministry of Forests
Habitat Conservation Trust	(6,500)	6,500	—

Ministry of Indigenous Relations and Reconciliation
British Columbia First Nations Gaming Revenue Sharing Limited Partnership	(101,000)	101,000	—

General Fund Total	(1,528,200)	1,528,200	—

[1]	Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 22/23

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F
(for the Fiscal Year Ending March 31, 2023)
($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 per cent of their salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year.

Budget 2022 includes a proposed amendment to the BBMAA, to repeal the collective 10 per cent salary holdback provision applicable to a minister in respect of the Executuve Council’s collective responsibilities to avoid annual deficits or achieve a surplus. Individual ministers will, however, continue to be subject to the 10 per cent salary holdback applicable to achieving individual ministerial responsibilities. This means that individual ministers will remain accountable for ensuring that their ministry remains within approved spending targets set out in the annual Estimates for their ministry, in order to receive their 10 per cent salary holdback.

In the table below, the "Minister Responsible" column lists the ministers with BBMAA section 5(1) assigned responsibilities. The "Voted Appropriations in the 2022/23 Estimates" column shows the voted appropriations for which those ministers are responsible. The "Voted Appropriation Operating Expenses (net)" and "2022/23 Estimated Amount" columns show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2022/23 Estimates.

Minister Responsible	Voted Appropriations in 2022/23 Estimates	Voted Appropriation Operating Expenses (net)	2022/23 Estimated Amount
Premier	Office of the Premier	14,692	14,692

Minister of Advanced Education and Skills Training[1]	Ministry of Advanced Education and Skills Training	2,612,688
	Capital Funding	547,521	3,160,209

Minister of Agriculture and Food	Ministry of Agriculture and Food	93,821	93,821

Attorney General[1]	Ministry of Attorney General	1,360,296
	Capital Funding	433,225
	Electoral Boundaries Commission	2,194	1,795,715

Minister of Children and Family Development	Ministry of Children and Family Development	1,742,045	1,742,045

Minister of Citizens' Services	Ministry of Citizens' Services	656,645	656,645

Minister of Education and Child Care[1]	Ministry of Education and Child Care	8,178,585
	Capital Funding	930,347	9,108,932

Minister of Energy, Mines and Low Carbon Innovation	Ministry of Energy, Mines and Low Carbon Innovation	109,556	109,556

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	327,711	327,711

Minister of Finance[1]	Ministry of Finance	406,814
	Management of Public Funds and Debt	1,378,388
	Contingencies (All Ministries) and New Programs	4,848,000
	Capital Funding	100,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	2,044,000	8,777,204

[1]	The Attorney General and the Ministers of Advanced Education and Skills Training; Education and Child Care; Finance; Health; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 48.

ESTIMATES, 22/23

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2023)
($000)

Minister Responsible	Voted Appropriations in 2022/23 Estimates	Voted Appropriation Operating Expenses (net)	2022/23 Estimated Amount
Minister of Forests	Ministry of Forests	625,274
	Forest Practices Board	3,896	629,170

Minister of Health[1]	Ministry of Health	25,308,645
	Capital Funding	1,656,542	26,965,187

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	168,657	168,657

Minister of Jobs, Economic Recovery and Innovation	Ministry of Jobs, Economic Recovery and Innovation	110,426	110,426

Minister of Labour	Ministry of Labour	17,423	17,423

Minister of Land, Water and Resource Stewardship	Ministry of Land, Water and Resource Stewardship	92,008	92,008

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	24,602	24,602

Minister of Municipal Affairs	Ministry of Municipal Affairs	247,545	247,545

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	1,378,672	1,378,672

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	4,456,033	4,456,033

Minister of Tourism, Arts, Culture and Sport[1]	Ministry of Tourism, Arts, Culture and Sport	167,955
	Capital Funding	65,946	233,901

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	955,980	955,980

	Total Estimated Amount		61,066,134

	Not Applicable
	Legislative Assembly	91,983
	Officers of the Legislature	87,077
	Total Voted Appropriations	61,245,194

[1]	The Attorney General and the Ministers of Advanced Education and Skills Training; Education and Child Care; Finance; Health; and Tourism, Arts, Culture and Sport each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 48.

ESTIMATES, 22/23

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G
GENERAL FUND
($000)

Estimates [2]	Updated Forecast [2]		Estimates
2021/22	2021/22		2022/23
		Revenue Summary [3]
33,047,000	39,237,000	Taxation revenue	39,274,000
2,278,000	3,877,000	Natural resource revenue	3,119,000
1,517,606	1,520,677	Other revenue	1,540,868
8,242,174	8,855,000	Contributions from the Federal government	8,685,000
1,725,000	2,131,000	Contributions from the self-supported Crown corporations	2,383,000
46,809,780	55,620,677	Total General Fund Revenue	55,001,868

		Expense Summary [4]
86,062	86,062	Legislative Assembly	91,983
84,630	84,630	Officers of the Legislature	87,077
14,678	14,678	Office of the Premier	14,692
2,576,941	2,576,941	Ministry of Advanced Education and Skills Training	2,612,688
98,989	98,989	Ministry of Agriculture and Food	107,021
1,272,501	1,272,501	Ministry of Attorney General	1,374,030
1,661,408	1,661,408	Ministry of Children and Family Development	1,742,045
604,304	604,304	Ministry of Citizens' Services	656,645
7,844,630	7,844,630	Ministry of Education and Child Care	8,217,449
108,112	108,112	Ministry of Energy, Mines and Low Carbon Innovation	111,959
285,555	312,705	Ministry of Environment and Climate Change Strategy	367,946
989,825	1,398,666	Ministry of Finance	1,221,177
787,674	1,453,144	Ministry of Forests	832,516
23,882,220	23,882,220	Ministry of Health	25,455,895
177,409	177,409	Ministry of Indigenous Relations and Reconciliation	177,919
106,971	106,971	Ministry of Jobs, Economic Recovery and Innovation	110,926
17,374	17,374	Ministry of Labour	17,423
82,008	82,008	Ministry of Land, Water and Resource Stewardship	92,008
21,381	21,381	Ministry of Mental Health and Addictions	24,602
308,338	308,338	Ministry of Municipal Affairs	259,814
900,858	1,422,706	Ministry of Public Safety and Solicitor General	1,393,726
4,360,434	4,360,434	Ministry of Social Development and Poverty Reduction	4,456,033
171,130	171,130	Ministry of Tourism, Arts, Culture and Sport	173,385
916,122	916,122	Ministry of Transportation and Infrastructure	955,980
1,339,774	1,285,275	Management of Public Funds and Debt	1,378,388
9,572,846	8,694,862	Other Appropriations	10,631,673
58,272,174	58,963,000	Total Appropriations	62,565,000
(14,000)	(15,000)	Elimination of transactions between appropriations [5]	(17,000)
—	(13,000)	Reversal of prior year over accruals	—
58,258,174	58,935,000	Total General Fund Expense	62,548,000
(11,448,394)	(3,314,323)	General Fund Operating Result	(7,546,132)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2021/22 Estimates and Updated Forecast amounts have been restated to be consistent with the 2022/23 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

[5]	Reflects payments made under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 22/23

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT	Schedule G
BC PROSPERITY FUND
($000)

Estimates	Updated Forecast		Estimates
2021/22	2021/22		2022/23
Revenue Summary
3,394	3,323	Investment earnings	4,132
—	—	Transfers from the General Fund	—
3,394	3,323	Total BC Prosperity Fund Revenue	4,132

Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
3,394	3,323	BC Prosperity Fund Operating Result	4,132

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]
CONSOLIDATED REVENUE FUND SUMMARY
($000)

Estimates[2]	Updated Forecast [2]		Estimates
2021/22	2021/22		2022/23
		Revenue Summary [3]
46,809,780	55,620,677	General Fund revenue	55,001,868
3,394	3,323	BC Prosperity Fund revenue	4,132
—	—	Elimination of inter-fund transfers	—
46,813,174	55,624,000	Total Consolidated Revenue Fund Revenue	55,006,000

		Expense Summary [4]
58,258,174	58,935,000	General Fund expense	62,548,000
—	—	BC Prosperity Fund expense	—
—	—	Elimination of inter-fund transfers	—
58,258,174	58,935,000	Total Consolidated Revenue Fund Expense	62,548,000
(11,445,000)	(3,311,000)	Consolidated Revenue Fund Operating Result	(7,542,000)

[1]	Figures other than appropriations have been rounded to the nearest million.

[2]	The 2021/22 Estimates and Updated Forecast amounts have been restated to be consistent with the 2022/23 Estimates presentation. See Significant Presentation Changes in Summary Information section for details.

[3]	Excludes revenue collected for, and transferred to, other entities (see Schedule E).

[4]	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 22/23

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H
($000)

Estimates	Updated Forecast		Estimates
2021/22	2021/22		2022/23
		School Districts
7,611,100	7,628,000	Revenue	7,841,700
(7,482,100)	(7,483,600)	Expense	(7,733,400)
129,000	144,400		108,300
		Universities
5,545,500	6,070,400	Revenue	6,243,800
(5,510,400)	(5,811,800)	Expense	(6,153,800)
35,100	258,600		90,000
		Colleges and Institutes
1,470,900	1,485,800	Revenue	1,534,000
(1,496,900)	(1,512,300)	Expense	(1,528,200)
(26,000)	(26,500)		5,800
		Health Authorities and Hospital Societies
18,271,400	20,675,000	Revenue	19,644,000
(18,271,400)	(20,675,000)	Expense	(19,644,000)
—	—		—
		Community Living British Columbia
1,314,300	1,316,400	Revenue	1,360,900
(1,314,300)	(1,316,400)	Expense	(1,360,900)
—	—		—
		British Columbia Housing Management Commission
2,047,000	2,029,300	Revenue	2,247,000
(2,047,000)	(2,029,300)	Expense	(2,247,000)
—	—		—
		British Columbia Pavilion Corporation
84,800	82,600	Revenue	98,400
(106,100)	(99,500)	Expense	(126,000)
(21,300)	(16,900)		(27,600)
		British Columbia Transit
381,900	382,800	Revenue	411,800
(381,900)	(382,800)	Expense	(411,800)
—	—		—
		BC Transportation Financing Authority
667,300	682,400	Revenue	701,300
(1,494,600)	(1,479,900)	Expense	(1,632,600)
(827,300)	(797,500)		(931,300)
		Provincial Rental Housing Corporation
101,800	253,600	Revenue	135,300
(96,100)	(124,400)	Expense	(132,400)
5,700	129,200		2,900

[1]	Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 22/23

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I
(for the Fiscal Year Ending March 31, 2023)
(FTEs)

Estimates	Updated Forecast		Estimates
2021/22	2021/22		2022/23
32,750	33,400	Ministries and special offices (General Fund)	34,400
6,910	6,698	Service delivery agencies	8,108
39,660	40,098	Total taxpayer-supported staff utilization	42,508

1	Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 22/23

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Operating expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is composed of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the Government of British Columbia's budget website at https://www.bcbudget.gov.bc.ca/. The group account classification system is described below in more detail.

Salaries and Benefits

•	Base Salaries − includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•	Supplementary Salary Costs − includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•	Employee Benefits − includes the cost of employer contributions to employee benefit plans, pensions, and other expenses related to employee salaries. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•	Legislative Salaries and Indemnities − includes the cost of the annual Members of the Legislative Assembly (MLA) indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•	Boards, Commissions and Courts − Fees and Expenses − includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•	Public Servant Travel − includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•	Centralized Management Support Services − includes central agency charges to ministries for services, such as legal services.

•	Professional Services − includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•	Information Systems − Operating − includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•	Office and Business Expenses − includes supplies and services required for the operation of offices.

•	Informational Advertising and Publications − includes costs associated with non-statutory advertising and general publications.

•	Statutory Advertising and Publications − includes costs associated with special notices and publications required by statute and regulations.

•	Utilities, Materials and Supplies − includes the cost of services, such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•	Operating Equipment and Vehicles − includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•	Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•	Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•	Building Occupancy Charges − includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 22/23

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•	Transfers − Grants − includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•	Transfers – Entitlements − includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulation.

•	Transfers – Shared Cost Arrangements − includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•	Transfers Between Votes and Special Accounts − includes transfers (payments) between a vote and a special account.

•	Interest on the Public Debt − includes only interest payments on the direct provincial debt borrowed for government purposes.

•	Other Expenses − includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•	Recoveries Between Votes and Special Accounts − includes recoveries between a vote and a special account.

•	Recoveries Within the Consolidated Revenue Fund − includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•	Recoveries Within the Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.

•	Recoveries External to the Government Reporting Entity − includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for capital expenditures by each special office, ministry, and other appropriation on the basis of the category of the assets acquired. The categorization of assets is described below.

•	Land – includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•	Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•	Buildings – includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•	Specialized Equipment – includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•	Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•	Vehicles – includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•	Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•	Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•	Roads – includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

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